SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the registrant [ X ]
Filed by a party other than the registrant [     ]
Check the appropriate box:
[     ] Preliminary Proxy Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CLARKSTON FINANCIAL CORPORATION
(Name of registrant as specified in its charter)

________________________________________________________________________
(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[ X ] No fee required
[     ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies: ______________________________________
(2)	Aggregate number of securities to which transaction applies:______________________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _________________________
(4)	Proposed maximum aggregate value of transaction: _____________________________________________
(5)	Total fee Paid: _________________________________________________________________________

[     ] Fee paid previously with preliminary materials
[     ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid: _________________________________________________________________
(2)	Form, schedule, or registration statement no.: __________________________________________________
(3)	Filing party: ___________________________________________________________________________
(4)	Date filed: ____________________________________________________________________________

Clarkston Financial Corporation
15 South Main Street
Clarkston, Michigan 48346

March 25, 2005

Dear Shareholder:

        We invite you to attend the 2005 Annual Meeting of Shareholders. This year’s meeting will be held on Tuesday, May 10, 2005, at 10:00 a.m., at Deer Lake Racquet Club, 6167 White Lake Road, Clarkston, Michigan 48346.

        Our audited financial statements are included in an appendix to this Proxy Statement.

        It is important that your shares are represented at the Annual Meeting. Please carefully read the Notice of Annual Meeting and Proxy Statement. Whether or not you expect to attend the Annual Meeting, please sign, date and return the enclosed Proxy in the envelope provided at your earliest convenience.

Sincerely, /s/ Edwin L. Adler Edwin L. Adler Chief Executive Officer

CLARKSTON FINANCIAL CORPORATION

15 South Main Street
Clarkston, Michigan 48346

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 10, 2005

To Our Shareholders:

        The Annual Meeting of Shareholders of Clarkston Financial Corporation will be held at Deer Lake Racquet Club, 6167 White Lake Road, Clarkston, Michigan 48346, on Tuesday, May 10, 2005 at 10:00 A.M., local time, for the following purposes:

1.	To elect two directors, each to hold office for a three year term.

2.	To approve the Clarkston Financial Corporation Employee Stock Purchase Plan.

3.	To transact such other business as may properly come before the meeting or at any adjournment thereof

        Shareholders of record at the close of business March 15, 2005, will be entitled to vote at the meeting or any adjournment thereof. Whether or not you expect to be present in person at this meeting, you are urged to sign the enclosed Proxy and return it promptly in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may do so even though you have submitted a Proxy.

By order of the Board of Directors /s/ Bruce H. McIntyre Bruce H. McIntyre Secretary Dated: March 25, 2005

CLARKSTON FINANCIAL CORPORATION

15 South Main Street
Clarkston, Michigan 48346
_________________

PROXY STATEMENT

For the Annual Meeting of Shareholders
to be held May 10, 2005
_________________

SOLICITATION OF PROXIES FOR ANNUAL MEETING

        This Proxy Statement is furnished to the Shareholders of Clarkston Financial Corporation (the “Corporation”) in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders which will be held at Deer Lake Racquet Club, 6167 White Lake Road, Clarkston, Michigan 48346, Tuesday, May 10, 2005, at 10:00 A.M., local time.

        The Annual Meeting is being held for the following purposes:

1.	To elect two directors, each to hold office for a three year term.

2.	To approve the Clarkston Financial Corporation Employee Stock Purchase Plan.

3.	To transact such other business as may properly come before the meeting or at any adjournment thereof.

        If a proxy in the form distributed by the Corporation’s Board of Directors is properly executed and returned to the Corporation, the shares represented by the proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the nominees named by the Board of Directors in the proxy and FOR approval of the Employee Stock Purchase Plan. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by the Corporation.

        A proxy may be revoked prior to its exercise by delivering a written notice of revocation to the secretary of the Corporation, executing and delivering a proxy of a later date or attending the meeting and voting in person. Attendance at the meeting does not automatically act to revoke a proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        On March 15, 2005, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were outstanding 1,045,909 shares of common stock of the Corporation. Shares cannot be voted unless the shareholder is present at the meeting or is represented by proxy. As of March 15, 2005, no person was known by management to be the beneficial owner of more than 5% of the Company’s common stock, except as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock

Edwin L. Adler	167,176	16.0%
900 South Lake Angelus Shores
Lake Angelus, MI 48326

Marion Murvay	61,500	5.9%
1174 North Lake Angelus Road
Lake Angelus, MI 48326

Mark Murvay	95,290	9.1%
22729 Hoover Road
Warren, MI 48089

Bank Fund VI L.P.	67,057	6.4%
208 S. LaSalle Street
Chicago, IL 60604

(1)	Mr. Adler owns 143,625 shares, has presently exercisable options to purchase 12,201 shares and may be deemed beneficial owner of 11,350 shares owned by his spouse.
(2)	Based on information provided to the Corporation by Marion Murvay. Marion Murvay holds the 61,500 shares as a joint tenant with Mark Murvay.
(3)	Based on information provided to the Corporation by Mark Murvay. Includes 61,500 shares held as joint tenant with Marion Murvay.
(4)	In a Schedule 13G filed February 15, 2005, Bank Fund V L.P. and Bank Fund VI L.P. disclosed that as of December 31, 2004, Bank Fund VI L.P. exercised sole voting power and sole dispositive power over 67,057 shares of common stock.

ELECTION OF DIRECTORS

        The Corporation’s Articles of Incorporation provide for the division of the Board of Directors into three classes of nearly equal size with staggered three-year terms of office. The number of directors constituting the Board of Directors is determined from time to time by the Board of Directors. The Board is currently composed of seven members. Two persons have been nominated for election to the Board, each to serve a three-year term expiring at the 2008 Annual Meeting of Shareholders. The Board has nominated Louis D. Beer and William J. Clark, each of whom is an incumbent director.

        Holders of common stock should complete the accompanying proxy. Unless otherwise directed by a shareholder’s proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing the nominees as directors for the terms indicated above. Each of the nominees is presently serving as a director. The following pages of this Proxy Statement contain more information about the nominees and other directors of the Corporation.

        Except for those persons nominated by the Board of Directors, no other persons may be nominated for election at the 2005 Annual Meeting. The Corporation’s Articles of Incorporation require at least 60 days prior written notice of any other proposed shareholder nomination and no such notice has been received.

        A plurality of the votes cast at the Annual Meeting is required to elect the nominees as directors of the Corporation. As such, the two individuals who receive this number of votes cast by the holders of the Corporation’s common stock will be elected as directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by the Corporation. If any nominee becomes unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person to become a director as the Board of Directors selects.

        The Board of Directors will consider candidates for director put forward by shareholders. Director nominees should possess the highest personal and professional ethics, integrity and values, and must be committed to representing the long-term interests of the shareholders. The Board of Directors considers the following factors when considering potential directors: business experience, ties to and participation in the community, an understanding of banking and finance, integrity and reputation, gender and racial diversity, and other factors. Shareholders may propose nominees for consideration by the Board of Directors by submitting the names, appropriate biographical information and qualifications in writing to: Bruce H. McIntyre, Secretary of the Board of Directors, Clarkston Financial Corporation, 15 South Main Street, Clarkston, Michigan 48346. The Corporation does not pay any third party to assist in the process of identifying or evaluating candidates. In considering any nominee proposed by a shareholder, the Board of Directors will reach a conclusion based on the criteria described above. After full consideration, the shareholder proponent will be notified of the decision of the Board of Directors. The Board of Directors has not rejected any director candidate put forward by a shareholder or group of shareholders that beneficially own more than 5% of the Corporation’s Common Stock for at least one year at the time of the recommendation.

        Except the persons nominated by the Board of Directors, no other persons may be nominated for election at the 2005 Annual Meeting. The Corporation’s Articles of Incorporation require at least 60 days prior written notice of any other proposed nomination and no such notice has been received. If any nominee becomes unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person to become a director as the Board of Directors selects.

        The Board of Directors recommends a vote FOR the election of each of the persons nominated by the Board.

INFORMATION ABOUT DIRECTORS

        The content of the following table is based upon information as of March 1, 2005, furnished to the Corporation by the directors. As of March 1, 2005, there were 1,045,909 issued and outstanding shares of common stock of the Corporation.

	Age	Year First Became a Director	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock(2)

Nominees for Election as Directors for Terms
Expiring in 2008

Louis D. Beer (c)	60	1998	12,135	1.1%

William J. Clark (a)	55	1998	9,631	0.9%

Directors Whose Terms Expire in 2006

Charles L. Fortinberry	49	1998	6,005	0.6%

Bruce H. McIntyre (a)(b)(c)	75	1998	25,788	2.4%

Directors Whose Terms Expire in 2007

Edwin L. Adler (b)(c)	67	1998	167,176	15.3%

Thomas E. Kimble (a)	58	2005	1,000	0.1%

John H. Welker (a)(b)	64	1998	49,942	4.6%

(a)	Member Audit Committee
(b)	Member Executive Committee
(c)	Member Personnel Committee

(1)	Each director owns the shares directly and has sole voting and investment power or shares voting and investment power with his or her spouse under joint ownership. Includes shares of common stock that are issuable under options exercisable within sixty days. The share ownership of the following directors includes shares subject to options that are presently exercisable: Mr. Adler (12,201 shares); Mr. Beer (6,205 shares); Mr. Clark (4,106 shares); Mr. Fortinberry (5,305 shares); Mr. McIntyre (6,205 shares); and Mr. Welker (10,702 shares).

(2)	Calculated based on the number of shares outstanding plus 44,724 shares with respect to which officers and directors have the right to acquire beneficial ownership under stock options exercisable within 60 days.

        Edwin L. Adler is the Chairman and a director of the Corporation and the Bank. Mr. Adler is a real estate investor. Until 1999 Mr. Adler was president of Food Town Supermarkets, a chain of five stores in the Clarkston, Michigan area, where he had been employed since 1963.

        Louis D. Beer is a director of the Corporation and the Bank. Mr. Beer has served since 1993 as the chairman of First Public Corporation, a real estate, financial and business consulting firm located in Saginaw, Michigan.

        William J. Clark is a director of the Corporation and the Bank. Mr. Clark has served since October 1996 as the general manager of Coldwell Banker Professionals, a real estate brokerage firm in Clarkston, Michigan. Mr. Clark was employed by Clarkston Real Estate Services Inc. from 1989 through October 1996.

        Charles L. Fortinberry is a director of the Corporation. Mr. Fortinberry is an automobile dealer and is the president of Clarkston Motors, Inc., where he has been employed since 1985.

        Thomas E. Kimble is a director of the Corporation and the Bank. Mr. Kimble held a variety of positions with General Motors Corporation where he was employed for 30 years before his retirement effective April 1, 2002. Mr. Kimble’s positions at General Motors Corporation included Director of Global Philanthropic Administration, Director of Business Risk Management and Finance Director for Service Parts Operations.

        Bruce H. McIntyre is the Secretary and a director of the Corporation and the Bank. Mr. McIntyre has served as president of McIntyre Media, LLC, a media consulting firm, since October 1996. From 1971 through September 1996, Mr. McIntyre was employed by Capital Cities/ABC, Inc., most recently as vice president of the publishing division. Mr. McIntyre was the publisher of the Oakland Press from 1977 through February 1995.

        John H. Welker is a director of the Corporation and the Bank. Mr. Welker is president of Numatics, Inc., where he has been employed since 1965. Numatics, Inc. is a global developer and manufacturer of pneumatic components for automated machinery used in various industries.

        The Board of Directors of the Corporation had one meeting in 2004 and the Board of Directors of the Bank had 11 meetings in 2004. All directors attended at least three-fourths of the aggregate number of meetings of the Board and Board committees which they were eligible to attend.

COMPENSATION OF DIRECTORS

        Directors of the Corporation are not paid any cash or stock compensation for holding company board meetings or committee meetings attended. The Corporation did not grant any stock options to directors during 2004. Directors of the Bank are paid $200 and ten shares of common stock for each board meeting attended and $100 and ten shares of common stock for each committee meeting attended. The Corporation to date has granted to its directors and organizers options to purchase an aggregate of 64,150 shares under the 1998 Founding Directors’ Stock Option Plan.

CORPORATE GOVERNANCE

Meetings of the Board of Directors – The Board of Directors had eleven meetings in 2004. All directors attended at least three-fourths of the aggregate number of meetings of the Board and Board committees in which they were eligible to attend. The Company encourages members of its Board of Directors to attend the Annual Meeting of Shareholders. All of the Directors attended the Annual Meeting of Shareholders held May 11, 2004.

Director Independence – The Board of Directors has determined that all directors except Edwin L. Adler and Dawn M. Horner are independent within the meaning of the rules promulgated by the National Association of Securities Dealers (NASD).

Meetings of Independent Directors – The Company’s independent directors meet periodically in executive sessions without any management directors in attendance. If the Board of Directors convenes a special meeting, the independent directors may hold an executive session if the circumstances warrant.

Shareholder Communication with Directors – Shareholders may communicate with members of the Company’s Board of Directors by mail addressed to the full Board of Directors, a specific member or to a particular committee of the Board of Directors at Clarkston Financial Corporation, 15 South Main Street, Clarkston, Michigan 48346.

Additional Corporate Governance Matters – During the past year, the Company has taken a number steps to protect and promote the interests of shareholders. The Board of Directors amended our Audit Committee Charter and adopted a new Senior Officer Code of Ethics. The Audit Committee Charter and the Senior Officer Code of Ethics are available upon request by writing to the Chief Financial Officer.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors operates under a charter for the Audit Committee, which was approved by the full Board of Directors on January 25, 2000. A copy of the Audit Committee Charter is available upon request. The Board of Directors has determined that Mr. Thomas E. Kimble is an “audit committee financial expert” as that term is defined by the Securities and Exchange Commission. The Board of Directors has also examined the composition of the Audit Committee in light of the rules of the National Association of Securities Dealers, Inc. governing audit committees and has confirmed that all members of the Audit Committee are “independent” within the meaning of the those rules. The Audit Committee held three meetings during 2004.

        The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2004.

        We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

        Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Form 10-KSB for the year ended December 31, 2004.

        Management is responsible for the Corporation’s financial reporting process including its systems of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Corporation’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures, and therefore our discussions with management and the independent auditors do not assure that the financial statements are presented in accordance with generally accepted accounting principles. We have relied, without independent verification, on management’s representation that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles and on the representations of the independent auditors included in their report on the Corporation’s financial statements.

Heather Coats*	Thomas E. Kimble* Chairperson	Bruce H. McIntyre*
Dennis Ritter*	John H. Welker*

*Directors of Clarkston State Bank.

EXECUTIVE COMPENSATION

        The following table sets forth the compensation paid by the Corporation to its Chief Executive Officer, to the President of Clarkston State Bank and to the Chief Financial Officer of the Corporation and the Bank (the “Named Executives”) for services rendered to the Corporation during 2002, 2003 and 2004. No other executive officers of the Corporation or the Bank received annual compensation in excess of $100,000 during 2002, 2003, or 2004.

Summary Compensation Table

	Annual Compensation			Long Term Compensation

Name and Principal Positions	Year	Salary	Other Annual Compensation($)	Restricted Stock Awards($)(2)	Securities Underlying Options(#)	All Other Compen- sation

Edwin L. Adler(1)	2004	$0	$10,492	0	0	$0
Chief Executive Officer	2003	0	3,700	0	0	0
	2002	0	2,200	0	0	0

Dawn M. Horner	2004	$137,000	$24,709	$25,313	0	$0
President and CEO of Clarkston	2003	125,100	21,656	12,500	0	0
State Bank	2002	111,000	0	0	0	0

J. Grant Smith	2004	$115,000	$21,756	$25,313	0	$0
Chief Financial Officer and Chief	2003	100,100	15,938	10,000	0	0
Operating Officer	2002	85,000	0	0	0	0

(1)	Mr. Adler was appointed Chief Executive Officer on September 11, 2002.
(2)	This item shows the grant date value of restricted stock awards. In March 2004 Ms. Horner received an award of 1,250 restricted shares which vest over three years, one third on each of the first three anniversaries of the grant date, and had a value of $25,313 on the date of grant. In March 2004 Mr. Smith received an award of 1,250 restricted shares which vest over three years, one third on each of the first three anniversaries of the grant date, and had a value of $25,313 on the date of grant.

        Option Grants in 2004. No stock options were granted during 2004 to the Named Executives or to any other officers or directors of the Corporation.

        Year-End Options Values. Shown below is information with respect to unexercised options to purchase shares of the Corporation’s Common Stock granted under the Option Plans to the Named Executives and the value of unexercised options at December 31, 2004. The Named Executives did not exercise any stock options during 2004.

	Number of Shares Subject to Unexercised Options Held At December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Edwin L. Adler	12,201	802	$247,680	$16,281
Dawn M. Horner	0	0	0	0
J. Grant Smith	0	0	0	0

(1)	The value of unexercised options reflects the market value of the Corporation’s Common Stock from the date of grant through December 31, 2004 (when the closing price of the Corporation’s Common Stock was $20.30 per share). Mr. Adler’s stock options have an adjusted exercise price of $9.09 per share. Value actually realized upon exercise by the Named Executive will depend on the value of the Corporation’s Common Stock at the time of exercise.

        Benefits.        The Corporation provides group health insurance benefits and supplemental unemployment benefits to its regular employees, including executive officers.

        Security Ownership of Management. The following table shows, as of March 1, 2005, the number of shares beneficially owned by the Named Executives identified in the executive compensation tables of this proxy statement and by all Directors and Executive Officers as a group. Except as described in this Proxy Statement, the following persons have sole voting and dispositive power as to all of their respective shares.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock (2)

Edwin L. Adler	167,176	15.3%

Dawn M. Horner	3,366	0.3%

J. Grant Smith	454	0.1%

All Executive Officers and Directors as a Group
(9 persons)	274,497	25.2%

(1)	See footnotes 1 and 2 to the Information About Directors table appearing on page 3 of this Proxy Statement.
(2)	Calculated based on the number of shares outstanding plus 44,724 shares with respect to which officers and directors have the right to acquire beneficial ownership under stock options exercisable within 60 days.

        Management Continuity Agreements. The Corporation has entered into individual severance benefit agreements with Ms. Horner, Mr. Jeszke and Mr. Smith. These agreements provide severance benefits if the executive’s employment is terminated without cause within two years (three years in the case of Ms. Horner) after a change-in-control or within six (6) months before a change-in-control of the Corporation. For the purpose of these agreements, a “change-in-control” is defined as transaction in which any individual or entity acquires 51% or more of the Corporation’s outstanding common stock, any merger or consolidation of the Corporation in which the corporation is not the surviving entity, or any sale of all or substantially all of the Corporation’s assets. Severance benefits will not be payable if the Corporation terminates the executive’s employment for cause or if the executive resigns for reasons other than a substantial change in the terms or conditions of the executive’s employment. An executive may resign as a result of a substantial change in the terms or conditions of his employment after a change-in-control and retain the benefits provided under the agreement.

        A substantial change in terms or conditions of employment will be deemed to have occurred if any of the following occurs: the Corporation reduces the executive’s base salary; the Corporation discriminates against the executive as to bonuses, salary increases or fringe benefits; the executive is assigned duties which result in a significant reduction or material change in the executive’s authority or responsibility; or the executive is relocated to a place in excess of 20 miles from the location where the executive was based at the time the agreement was executed. The agreements continue indefinitely unless the Corporation takes action to terminate by giving notice at least twelve months in advance. These agreements provide a severance benefit of a lump sum payment equal to one year’s salary and incentive bonus (two years in the case of Ms. Horner) and continuation of benefits coverage for two years (three years in the case of Ms. Horner).

EMPLOYEE STOCK PURCHASE PLAN

        On February 18, 2005, the Board of Directors adopted the Clarkston Financial Corporation Employee Stock Purchase Plan (the “Plan”), subject to approval of the Plan by our shareholders. The following summary of the Plan is subject to the specific provisions contained in the complete text of the Plan set forth in Appendix B to this Proxy Statement.

General

        The Plan provides for the purchase by employees of the Corporation and our subsidiaries, in the aggregate, not more than 50,000 shares of our Common Stock.

Purpose

        The Plan enables eligible employees of the Corporation to acquire shares of our Common Stock through payroll deductions. Employee deductions are credited to separate employee accounts, and at the end of each option period the funds credited to each employee account are used to purchase from our shares of Common Stock at a price currently equal to 95% of the then fair market value of the Common Stock.

        The purpose of the Plan is to provide our employees with a further inducement to continue their employment with us and to encourage employees to increase their efforts to promote our best interests.

Eligibility and Participation

        Currently, participation in the Plan is open to all of our active employees (“Eligible Employees”), except (a) employees who have been continuously employed by us on a full-time basis for less than 12 months at the beginning of an “Option Period”; (b) employees whose customary employment by us is less than 20 hours per week; and (c) employees whose customary employment by us or a participating subsidiary is for less than five months in a calendar year.

        No Eligible Employee may purchase shares under the Plan (a) if such employee, immediately after receiving the grant of an option under the Plan owns 5% or more of the combined voting power or value of our stock; or (b) which permits such employee to purchase our stock under the Plan and any of our other employee stock purchase plans at option prices aggregating more than $20,000 in any one calendar year.

        An employee who is an Eligible Employee at or prior to the first day of any Option Period may become a participant as of such date by completing and returning a payroll deduction authorization form (the “Authorization”) to the Eligible Employee’s appropriate payroll location at least seven days prior to the first day of any Option Period. The Authorization will direct a regular payroll deduction from the Eligible Employee’s compensation to be made on each pay date occurring during each Option Period in which the Eligible Employee is a participant. A participant may authorize a payroll deduction of not less than ten dollars for each pay period and not more than fifteen percent (15%) of his or her gross pay per pay period, subject to the $20,000 calendar year limitation referred to above.

        Payroll deductions will be made by us for each participant in accordance with the Authorization and will continue until the participant’s participation terminates, his or her Authorization is revised or revoked, or the Plan terminates. By filing a new Authorization at least seven days prior to the beginning of any Option Period, a participant may increase or decrease his or her payroll deductions within the limits specified above.

Purchase of Shares

        All payroll deductions made with respect to a participant will be credited to his or her stock purchase account (“Purchase Account”), which will be a non-interest bearing account. No monies other than monies from payroll deductions may be credited to a Purchase Account. No provision of the Plan allows any person to create a lien on any monies credited to a participant’s Purchase Account.

        Each participant, during each Option Period, will be granted an option as of the last business day of that Option Period (“Purchase Date”), for the purchase of as many full Shares, but not less than one full Share, as may be purchased with the funds in his or her Purchase Account based on the closing sale price reported on the OTC Bulletin Board on the Purchase Date. This option will be exercised automatically unless the participant terminates participation in the Plan. The purchase price for each share of Common Stock is currently 95% of the fair market value of a share of stock on the Purchase Date. As of each Purchase Date, the Purchase Account of each participant will be totaled and as many full shares will be purchased for the participant as the Purchase Account will allow. Any balance remaining in a participant’s Purchase Account after a Purchase Date will be carried forward in the Purchase Account for the following Option Period. Any balance remaining in a Purchase Account upon termination of employment or at the termination of the Plan will be automatically refunded to the participant.

        If our Common Stock continues to be traded in the OTC Bulletin Board and does not become listed upon an established stock exchange, the fair market value for the shares to be purchased on each Purchase Date will be the closing sale price of the stock on the Purchase Date (or if no closing sale price is reported for the Purchase Date, then the first date immediately preceding the Purchase Date on which such price is reported).

        Shares issued to participants pursuant to the Plan will be from our authorized but unissued Common Stock. We reserve the right, however, to purchase shares in the over-the-counter market for issuance to participants.

Termination of Participation

        Upon a participant’s retirement, death, or termination of employment, no payroll deduction will be taken from any pay due and owing to him or her at such time. The balance in the Purchase Account will be paid to the terminating participant, or to his or her estate if termination results from death.

        A participant may, for any reason and at any time on written notice to us prior to the last pay date in any Option Period, elect to terminate participation in the Plan and permanently draw out the balance accumulated in his or her Purchase Account. Upon termination as a participant, the Authorization will be revoked with respect to subsequent payroll deductions, and the amount in the Purchase Account and not payable in respect to the exercise of any option to purchase stock theretofore granted under the Plan, as well as any payroll deductions made after such revocation, will be returned promptly to the former participant. An Eligible Employee who has thus terminated participation in the Plan may thereafter begin participation in the Plan again, but only after the expiration of three full fiscal quarters subsequent to the Option Period in which the Participant terminated enrollment in the Plan.

        In the event we terminate the Plan, or upon the expiration of the term of the Plan, all amounts in the Purchase Accounts of participants will be promptly refunded. Rights under the Plan may not be transferred by a participant and are exercisable only by a participant during his or her lifetime.

Administration, Termination and Amendment

        The Plan is administered by the Compensation Committee appointed by our Board of Directors (the “Committee”), which currently consists of three Directors who are not our officers or employees. The Board of Directors may remove members from or add members to the Committee and will fill any vacancies on the Committee. A majority of the Committee constitutes a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present (or acts approved in writing by a majority of the members of the Committee) are valid acts of the Committee. Unless otherwise determined by the Board of Directors, the interpretation and construction of the Plan by the Committee is binding.

        The Plan will terminate on May 10, 2015, unless we, through our Board of Directors, elect to terminate the Plan at any earlier time. Our Board of Directors may also amend the Plan from time to time, except that without the approval of the holders of a majority of our shares of stock entitled to vote, no amendment may (a) increase the number of shares approved for issuance under the Plan; (b) decrease the purchase price per share; (c) change the eligibility requirements for participation in the Plan, or (d) render options granted under the Plan unqualified for special tax treatment under the Internal Revenue Code.

Federal Tax Consequences

        The Plan is intended to be a qualified employees’ stock purchase plan within the meaning of Section 423 of the Code. The consequences of the issuance and disposition of shares under the Plan are summarized below, based on management’s understanding of existing federal income tax laws.

        Funds credited to employee Purchase Accounts through payroll deductions are a part of current compensation taxable as ordinary income, although not actually received by employees. Under the Plan, an option to purchase shares from funds credited to an employee’s Purchase Account is considered granted on the last day of each “Option Period”, and the simultaneous purchase of such shares at that time is considered to be the exercise of that option.

        Under the current provisions of the Code, if no disposition of the shares acquired under the Plan is made for at least two years after the date of exercise of the option, no income will be recognized by a participant at the time the option is granted or exercised. This two-year holding period requirement will be deemed to be satisfied if the shares acquired under the Plan are transferred after the death of an employee by his or her estate, or by a person who acquired the shares by bequest or inheritance or by reason of the death of the employee, regardless of the length of time the shares were owned by the participant.

        If shares acquired by a participant are sold after being held for the required holding period, the participant, upon disposition of the shares (or his or her estate upon the participant’s death), will realize compensation taxable as ordinary income, equal to the lesser of: (a) the amount by which the fair market value of the shares at the time of disposition or death exceeds the option exercise price (the purchase price for the stock); or (b) the amount by which the fair market value of the shares at the time the option was granted exceeded the option exercise price (the purchase price for the Stock). If the fair market value of the shares at the time of disposition exceeds the fair market value of the shares at the time the option was granted, the difference between these amounts will be taxed as a capital gain. If the fair market value of the shares at the time of disposition or death is less than the option exercise price, no ordinary income is recognized and the difference between the option exercise price and the sale price is treated as a capital loss. No deduction is allowed to us as a result of the grant or exercise of or option to purchase shares, except in the case of a disqualifying distribution described below.

Disqualifying Disposition

        If an employee disposes of shares purchased under the Plan before the expiration of the two-year holding period, the disposition of the shares will be treated as a “disqualifying disposition”, and the employee will not be entitled to the tax treatment described above. In the event of a disqualifying disposition, at the time the shares are disposed of, the employee must include in his or her compensation the difference between the option exercise price (the purchase price for the stock) and the fair market value of the stock at the time of grant. We will then be entitled to a deduction for federal income tax purposes equal to the amount recognized as compensation by the employee. The difference between the selling price, if applicable, and the option price (plus the amount recognized as compensation) is treated as a capital gain or loss.

Required Vote for Approval

        At the Annual Meeting, the shareholders are being requested to consider and approve the Plan. The affirmative vote of a majority of the holders of our outstanding voting stock represented and voted at the Annual Meeting is required to approve the Plan.

        The Board of Directors recommends a vote FOR approval of the Clarkston Financial Corporation Employee Stock Purchase Plan.

TRANSACTIONS INVOLVING MANAGEMENT

        During 2002, the Bank purchased its Main Office building in downtown Clarkston, Michigan for $650,000 from a limited liability company wholly owned by Messrs. Adler, Beer, Clark, Fortinberry, McIntyre and Welker, each of whom is a director of the Corporation and the Bank. Management of the corporation believes that the terms of the purchase were no less favorable to the Bank than could be obtained from non-affiliated parties.

        During 2003, the Bank leased real estate for its loan center from a company in which Mr. Edwin L. Adler also has an equity interest. Management of the Corporation believes that the terms of the lease were no less favorable to the Bank than could be obtained from non-affiliated parties.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        The consolidated financial statements of the Corporation have been examined by Plante & Moran, PLLC, independent certified public accountants. A representative of Plante & Moran, PLLC is expected to be present at the annual meeting to respond to appropriate questions. The Corporation’s Audit Committee has selected Plante & Moran, PLLC to be the Corporation’s external auditors for 2005. In addition, Rehman Robson, an independent certified public accounting firm has been selected to conduct the Corporation’s internal audit for 2005.

PRINCIPAL ACCOUNTING FIRM FEES

        The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2003 and December 31, 2004 by the Company’s principal accounting firm, Plante & Moran, PLLC:

	2004	2003

Audit	$60,500	$61,250
Audit Related	3,545	1,200
Tax(1)	11,770	11,935
Other(2)	19,285	7,865

Total Fees	$95,100	$82,250

(1)	“Other” includes primarily fees associated with consulting services related to strategic planning and capital structure.
(2)	“Tax” includes primarily tax return preparation and review, and tax planning and advice.

        The Audit Committee considered whether the provision of services described above under “All Other Fees” is compatible with maintaining the principal accountant’s independence.

SHAREHOLDER PROPOSALS – 2006 ANNUAL MEETING

        Any proposal of a shareholder intended to be presented for action at the 2006 annual meeting of the Corporation must be received by the Corporation at 15 South Main Street, Clarkston, Michigan 48346, not later than January 1, 2006, if the shareholder wishes the proposal to be included in the Corporation’s proxy materials for that meeting.

MISCELLANEOUS

        An annual report on Form 10-KSB to the Securities and Exchange Commission for the year ended December 31, 2004, will be provided free to shareholders upon written request. Write to Clarkston Financial Corporation, Attention: J. Grant Smith, 15 South Main Street, Clarkston, Michigan 48346. The Form 10-KSB and certain other periodic filings are filed with the Securities and Exchange Commission (the “Commission”). The Commission maintains an Internet web site that contains reports and other information regarding companies, including the Corporation, that file electronically. The Commission’s web site address is http:\\www.sec.gov.

        The management is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their best judgment.

        The cost of soliciting proxies in the accompanying form will be borne by the Corporation. In addition to solicitation by mail, proxies may be solicited in person or by telephone by regular employees of the Corporation.

March 25, 2005	By order of the Board of Directors /s/ Bruce H. McIntyre Bruce H. McIntyre Secretary

APPENDIX A

MANAGEMENT’S DISCUSSION AND ANALYSIS OF THE
COMPANY’S FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        Management’s discussion and analysis of the financial condition and results of operations contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in such forward-looking statements.

        The following section presents additional information to assess the financial condition and results of operations of the Corporation and Bank. This section should be read in conjunction with the consolidated financial statements and the supplemental financial data contained elsewhere in this Appendix.

Overview

        Clarkston Financial Corporation (the “Company”) is a Michigan corporation, which was incorporated on May 18, 1998. The Company is the bank holding company for the Clarkston State Bank (the “Bank”). The Bank commenced operations on January 4, 1999. The Bank is a Michigan chartered bank with depository accounts insured by the Federal Deposit Insurance Corporation. The Bank provides a full range of commercial and consumer banking services, primarily to consumers and businesses in North Oakland County, Michigan.

        The Company’s plan of operation has been to establish a traditional community bank and a management team that understands and is devoted to serving this market. This plan further focused on managing the assets of the Bank in a prudent and responsible manner providing prompt customer attention and quality customer service. Management believes it has been successful in establishing such a culture and will continue to emphasize this growth plan in the future.

        The Company has grown significantly during its first five years of operations and as of December 31, 2004, had total assets of $163.4 million, a 14.6% increase over December 31, 2003. In December of 2003, the Company raised $4.0 million in trust preferred securities to provide additional capital for future growth. We believe that our community bank model coupled with a culture that fosters excellent customer service and tight expense controls will provide future opportunities to grow the Company into the future.

Critical Accounting Policies

Allowance for Loan Losses — The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based on management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general, and unallocated components. The specific components relate to loans that are classified as either doubtful, substandard, or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses.

The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Corporation will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the profitability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including length of the delay, the reasons of the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of homogeneous loans are collectively evaluated for impairment. Accordingly, the Corporation does not separately identify individual consumer and residential loans for impairment disclosures.

Income Taxes — Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the various temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

Stock Compensation Plans — The Company applies the provisions of APB Opinion No. 25, Accounting for Stock-based Compensation, accounting for all employee stock option grants using the intrinsic value method. Compensation expense in the pro forma disclosures is not indicative of future amounts, as options vest over several years and additional grants may be made each year.

Recent Accounting Pronouncements:

In January 2003, the FASB issued Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities. The Corporation has followed the provisions of FIN 46 and not consolidated Clarkston Capital Trust I, a trust sponsored by the Corporation for the sole purpose of issuing trust preferred securities to third-party investors. Adoption of this standard did not have a material effect on the Corporation’s financial statements.

SFAS No. 123 (revised 2004), “Share-Based Payment” which revises SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” This statement focuses primarily on accounting for transactions in which an entity obtains an employee services in share-based payment transactions. This Statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Stock Ownership Plans.” This Statement requires an entity to recognize the cost of employee services received in share-based payment transactions and measure the cost on a grant-date fair value of the award. The provisions of SFAS No. 123 (revised 2004) will be effective for the Company’s financial statements issued for periods beginning after June 15, 2005. The adoption of this revised Statement is not expected to have a material impact on the Company’s consolidated financial statements.

Off Balance Sheet Transactions

        Other than unfunded loan commitments and standby letters of credit there are no off balance sheet commitments. The Bank does not syndicate loans, has sold no loan participations under an agreement to repurchase and is not obligated to assume any liability not noted in its balance sheet. The Company’s borrowings contain no loan agreement covenants or conditions that will restrict its growth or ability to manage its assets. The Bank has arranged for liquidity lines of credit with two lenders, one commercial bank and the Federal Reserve Bank of Chicago. Moreover, the Bank is a member of the Federal Home Loan Bank of Indianapolis, further providing access to lower interest bearing funds as needed.

Financial Condition

        Summary.        Total assets of the Company increased to $163.4 million at December 31, 2004, from $142.6 million at December 31, 2003, an increase of 14.6%. This asset growth was funded with growth in total deposits of $6.7 million, or 5.3% to $133.3 million at December 31, 2004 from $126.6 million at December 31, 2003 and growth in other borrowings of $12.2 million, to $16.2 million at December 31, 2004 from $4.0 million at December 31, 2003. The increase in assets and deposits is primarily attributable to the Bank continuing to attract new customers through its expanding operations. Management attributes the growth in deposits to quality customer service and the desire of customers to deal with a convenient, local community bank. The Company anticipates that the Bank’s assets will continue to increase during 2005 and beyond, though at a slower rate than has been the case during the first six years of operation. The Bank joined the Federal Home Loan Bank during 2003 and took advantage of low cost borrowings in 2004 to help fund the loan growth.

        Virtually all of the deposit growth has been used to fund growth in the loan portfolio. Outstanding loans increased 33.4% to $112.2 million from $84.1 million during the period December 31, 2003 to December 31, 2004. Management has increased the size of its lending staff throughout the year to complement this growth. This is consistent with the Bank’s strategy of changing its balance sheet mix during the year to focus on higher interest yielding loans. As a result, the investment portfolio decreased from $49.1 million at December 31, 2003 to $44.4 million at December 31, 2004. Management seeks to increase the Bank’s net interest margin through reemploying principal cash flow on lower interest bearing securities into higher interest bearing loans. Management expects this trend to continue during 2005.

        Cash and Cash Equivalents. Cash and cash equivalents, which include federal funds sold and short term investments, decreased $4.0 million, or 50.6%, to $3.9 million at December 31, 2004, from $7.9 million at December 31, 2003. The decrease is primarily in federal funds sold due to excess monies being deployed into higher yielding loans.

        Securities. Securities held by the Bank at December 31, 2004, totaled $44.4 million compared to $49.1 million at December 31, 2003. All securities are classified as “Available for Sale” and may be sold to meet the Bank’s liquidity needs. The primary objective of the Company’s investment activity is to provide for the safety of the principal invested. Secondary considerations include earnings, liquidity and overall exposure to changes in interest rates. It has been the policy and practice to accept no credit risk in the investment portfolio in compliance with the Bank’s primary investment objective. Excluding investments in U.S. Treasury and U.S. Government Agency Securities, there were no investments in securities of any one issuer, which exceeded 10% of shareholders’ equity.

      Securities Available for Sale Portfolio at Carrying Value (in thousands)

	Year Ended December 31

	2004	2003	2002

U.S. Treasury and U.S. Government Agencies	$26,111	$24,969	$23,351
Municipal bonds	14,791	18,659	20,021
Collateralized Mortgage Obligations	3,482	5,436	11,370

Total	$44,384	$49,064	$54,742

        The Loan Portfolio. The growing North Oakland County market in which the Bank is located provides excellent opportunities for the Bank to grow its loan portfolio. Loans outstanding grew by $28.1 million for the period from December 31, 2003 to December 31, 2004. Although the majority of loans are made to businesses in the form of commercial loans and real estate mortgages, the residential lending portfolio grew more, on a percentage basis, growing 106.6%, from $7.6 million to $15.7 million at December 31, 2003 and 2004 respectively. The commercial loan portfolio grew $20.6 million, or 28.4%, to $93.1 million at December 31, 2004 from $72.5 million at December 31, 2003. A portion of the residential loan production is held for sale and sold to investors on a servicing released basis. However, there are, at times, 1st and 2nd mortgage loans originated which are placed in the Bank’s portfolio that do not meet secondary market standards but do represent good credit quality loans. The Bank originated over $18.5 million in mortgage loans during 2004. The growth in the loan portfolio from year to year is consistent with our business plan. The table below discloses the composition of the loan portfolio:

        Loan Portfolio Composition (in thousands of dollars)

	Year Ended December 31

	2004		2003		2002

	Amount	%	Amount	%	Amount	%

Commercial	$93,121	83%	$72,534	86%	$46,460	85%
Residential Real Estate	15,693	14	7,642	9	4,668	8
Consumer	3,372	3	3,876	5	3,594	7

Total Loans	112,186	100%	84,052	100%	54,722	100%

Less:
Allowance for Loan Losses	(1,280)		(1,092)		(696)

Total Loans Receivable, Net	$110,906		$82,960		$54,026

      Maturities and Sensitivities of Loans to Changes in Interest Rates (in thousands of dollars)

        The following table shows the amount of total loans out standing as of December 31, 2004 which, based on remaining scheduled repayments of principal, are due in the periods indicated.

	Maturing

	Within one Year	After one but Within Five Years	After five years	Total

Commercial	$30,907	$57,959	$4,255	$93,121
Residential Real Estate	5,139	2,203	8,351	15,693
Consumer	451	1,888	1,033	3,372

Totals	$36,497	$62,050	$13,639	$112,186

        Below is a schedule of the loan amounts maturing or repricing and are classified according to their sensitivity to changes in interest rates.

	Interest Sensitivity

	(in thousands of dollars)
	Fixed Rate	Variable Rate	Total

Due within three months	$2,939	$42,682	$45,621
Due after three months within 1 year	4,691	2,083	6,774
Due after one but within five years	50,970	110	51,080
Due after five years	8,665	47	8,711

Total	$67,265	$44,921	$112,186

         Non-Performing Assets. Non-performing assets consist of nonperforming, foreclosed, restructured and non-accrual loans. As of December 31, 2004, there were no loans classified as non-performing.

        Loan performance is reviewed regularly by external loan review specialists, loan officers, and senior management to assure that policies are being followed and loan quality standards are being maintained. Whenever reasonable doubt exists concerning the collectibility of interest or principal as well as collateral position on a loan, that loan will be placed in non-accrual status. Any interest previously accrued but not collected at that time will be reversed and charged against current earnings. Management is not aware of any recommendations by regulatory agencies, which, if implemented, would have a material impact on the Corporation’s liquidity, capital or operations.

        The following table summarizes the Bank’s non-performing loans for the respective years ending December 31:

	2004	2004	2004

Non-accrual, Past Due and Restricted Loans (in thousands of dollars)

Loans accounted for on a non-accrual basis	$0	$0	$0

Accruing loans that are contractually past due
90 days or more as to interest or principal payments	0	0	0

Total	$0	$0	$0

Loan Loss Experience (in thousands)

        The following table summarizes changes in the allowance for credit losses arising from additions to the allowance which have been charged to expense, selected ratios, and the allocation of the allowance for credit losses.

	Amount as of December 31,

	2004	2003	2002

Total loans at year end	$112,186	$84,052	$54,722
Average daily balances of loans for the year	96,045	75,761	42,200
Allowance for credit losses at beginning of period	1,092	696	419

Loan charge-offs during the period
Commercial	200	100	5
Real Estate-Mortgages	0	0	0
Consumer	54	44	8

Total charge-offs	254	144	13

Loan recoveries during the period
Commercial	0	43	47
Real Estate-Mortgages	0	0	0
Consumer	112	1	0

Total recoveries	112	44	47

Net recoveries/(charge-offs)	(142)	(100)	34

Provision charged to expense	330	496	243

Allowance for credit losses at end of period	1,280	1,092	696

Ratio of net recoveries/(charge-offs) during the
period to loans outstanding at year-end	(0.13%)	(0.12%)	.06%

Allowance for loan losses to loans outstanding at year-end	1.14%	1.30%	1.27%

Allocation of the Allowance for Loan Losses

        The allowance for loan losses as of December 31, 2004 was $1.3 million representing approximately 1.14% of gross loans outstanding and at December 31, 2003, was $1.1 million, which represented approximately 1.30% of gross loans outstanding at that time. As noted in the table below which depicts the allocation of reserves, and consistent with 2003, there was a material increase in the level of reserves allocated to real estate. The residential mortgage loan portfolio more than doubled on a percentage basis over December 2003, and grew from 9% of the total loan portfolio to 14% at December 31, 2004. Management does not believe that the credit quality of this portfolio as a whole has declined materially from prior periods, the growth in the allowance allocated to this portfolio is due solely to the growth in the portfolio.

        The Bank has not experienced any material credit losses in the five years of operations ended December 31, 2004. The allowance for loan losses is maintained at a level management feels is adequate based on internal quarterly assessments, external loan review and other industry standards.

        Management prepares an evaluation comprised of a risk rating system to segregate the loan portfolio by classification and rating. These portfolio metrics are then applied against industry standards, peer data, economic conditions, portfolio composition, historical loss experience as well as collateral position to determine an appropriate allowance for loan losses. This analysis is performed every quarter and is scrutinized by both internal and external auditors as well as senior management for reasonableness.

        Over the past five years the allowance has increased as a result of increased loan production. Due to the lack of seasoning of our portfolio as well as continued soft economic conditions we feel it is prudent to continue to contribute to our loan loss allowance. We expect to continue to grow our loan portfolio and likewise will likely continue to contribute to the allowance. Moreover, it is also expected that the level of loan losses may increase in the future as our portfolio continues to grow and becomes more seasoned. However, we currently feel we have an adequate allowance for loan loss to mitigate any potential losses inherent within the loan portfolio.

      Allowance for Loan Losses (in thousands)

	Year Ended December 31

	2004		2003		2002

	Allowance Amount	% of each category to total loans	Allowance Amount	% of each category to total loans	Allowance Amount	% of each category to total loans

Commercial	$1,081	0.96%	$980	1.17%	$487	0.89%
Residential	144	0.13	74	0.09	110	0.20
Consumer	55	0.05	26	0.03	99	0.18
Unallocated	0	0.00	12	0.01	0	0.00

	$1,280	1.14%	$1,092	1.30%	$696	1.27%

        The above allocations are not intended to imply limitations on the usage of the allowance. The entire allowance is available for any future loans without regard to loan type.

        Premises and Equipment. Premises and equipment increased $1.0 million or 71.4% from $1.4 million at December 31, 2003 to $2.4 million at December 31, 2004. The increase is due primarily to the opening of our fifth branch. Also contributing to the increase was the continued investment in technology.

        Deposits. The deposit gathering activities for the Bank are accomplished through traditional means utilizing our five branch network as well as competitive pricing and excellent customer service. We offer both business and personal accounts including but not limited to checking, savings, money market and certificates of deposit with an array of different terms. These deposits are gathered from local consumers and businesses within the markets served by the Bank. Our competitive pricing and strong customer service has contributed to our strong deposit growth and continues to provide a stable core funding base for the Bank. Moreover, we use no brokered deposits outside of our designated market area to assist in funding the Bank’s operations.

        As of December 31, 2004, deposits totaled $133.3 million. This represents a 5.3% increase from December 31, 2003 when deposits were $126.6 million. Non-interest bearing demand deposits increased by 8.8% or $1.6 million from $18.2 million at December 31, 2003 to $19.8 million at December 31, 2004. Likewise, interest bearing deposits increased 4.7% to $113.5 million at December 31, 2004, compared to $108.4 million at December 31, 2003. During 2004 we introduced an internet banking product to provide another channel from which to service our customers. In addition, new deposit relationships continue to be a residual benefit of the growth in the commercial loan portfolio.

Average Daily Deposits (in thousands)

        The following table sets forth the average deposit balances and the weighted average rates paid thereon.

	Average for the Year 2004		Average for the Year 2003		Average for the Year 2002

	Amount	Average Rate	Amount	Average Rate	Amount	Average Rate

Noninterest bearing demand	$18,731	0.00%	$16,972	0.00%	$11,663	0.00%
MMDA/Savings	62,827	1.78%	47,751	1.90%	30,330	2.42%
Time	46,341	3.35%	43,864	3.38%	45,347	4.12%

Total Deposits	$127,899	2.08%	$108,587	2.20%	$87,340	2.98%

Maturity Distribution of Time Deposits of $100,000 or More (in thousands)

        The following table summarizes time deposits in amounts greater than $100,000 by time remaining until maturity as of December 31, 2004, 2003, and 2002:

	Year Ended December 31

	2004	2003	2002

Three months or less	$3,924	$2,178	$7,209
Over three months through one year	9,692	9,925	8,569
Over one year	13,983	12,609	8,377

	$27,598	$24,712	$24,155

        Retained Earnings. Consists of retained earnings less any dividends paid to shareholders. As of December 31, 2004, the Company had retained earnings of $3.6 million as compared to $2.4 million at December 31, 2003. There were no dividends paid to shareholders in 2004 or 2003.

Results of Operations

        Summary of Results. The Company earned net income of $1.3 million for the year ended December 31, 2004, compared with net income of $1.5 million in 2003, a 13.3% decrease. Significant fluctuations from 2003 to 2004 included a $1.0 million, or 23.8%, increase in net interest income before provision for loan loss, a $200,000, or 40.0%, decrease in provision for loan loss, a $400,000, or 36.4%, decrease in other operating income and a $1.0 million, or 33.3% increase in other operating expenses.

Performance Ratios (in thousands, except per share data).

	Year Ended December 31

	2004	2003	2002

Net Income	$1,277	$1,468	$801
Weighted average number of shares outstanding	1,036	1,029	1,026
Basic Profit per share	$1.23	$1.43	$0.78
Fully Diluted Profit per Share	$1.20	$1.41	$0.78

Earnings ratios:
Return on average assets	0.84%	1.14%	0.79%
Return on average equity	10.96%	14.32%	8.88%
Average equity to average assets	7.65%	7.99%	8.87%
Dividend payout ratio	0	0	0

         Net Interest Income. Net interest income increased $1.0 million, or 23.8% from $4.2 million at December 31, 2003 to $5.2 million at December 31, 2004. The increase in net interest income was caused in large part by the continued growth in the loan portfolio, and the new securities purchased in the prior year being higher yielding than those which were sold. In addition, deposit rates were held fairly stable over the course of the year. These positive items were offset partially by a slightly falling yield on the loan portfolio. This was caused by a highly competitive lending market and the mix of loans continuing to show a higher ratio of relatively lower yielding real estate loans. These changes in the loan mix are in accordance with the Company’s business plan.

The following schedule presents the average daily balances, interest income, interest expense and average rates earned and paid for the Corporation’s major categories of assets, liabilities, and shareholders’ equity for the periods indicated (dollars in thousands):

	2004			2004			2002

	Average Balance	Interest	Yield/ Cost	Average Balance	Interest	Yield/ Cost	Average Balance	Interest	Yield/ Cost

Assets:
Short term investment	$6,019	$85	1.41%	$6,166	$67	1.09%	$4,219	$69	1.64%
Securities:
Taxable	25,885	1,008	3.89%	20,448	591	2.89%	40,250	2,020	5.02%
Tax-exempt	20,181	692	3.43%	22,403	805	3.59%	11,645	542	4.65%
Loans	96,045	6,448	6.71%	75,761	5,273	6.96%	42,200	3,311	7.85%

Total earning assets/total	148,130	8,233	5.56%	124,778	6,736	5.40%	98,314	5,942	6.04%
interest income
Cash and due from banks	2,995			2,335			1,959
Unrealized Gain (Loss)	(257)			96			(34)
All other assets	2,527			2,010			1,962
Allowance for loan loss	(1,160)			(939)			(520)

Total assets	152,235	8,233	5.41%	128,280	6,736	5.25%	101,681	5,942	5.84%
Liabilities and Stockholders' Equity
Interest bearing deposits:
MMDA, Savings/NOW
accounts	62,827	1,121	1.78%	55,623	1,072	1.93%	34,346	839	2.44%
Time	46,341	1,554	3.35%	43,864	1,484	3.40%	45,347	1,870	4.12%
Fed Funds Purchased	14	1	7.14%	93	1	1.08%	0
Other borrowed Money	11,236	320	2.85%	197	9	4.57%	0

Total interest bearing	120,418	2,996	2.49%	99,580	2,566	2.57%	79,693	2,709	3.40%
liabilities/interest expense
Noninterest bearing deposits	19,231			16,972			11,663
All other liabilities	939			1,283			1,303
Stockholders' Equity:
Unrealized Holding Gain (Loss)	(89)			63			(25)
Common Stock, Surplus,
Retained Earnings	11,736			10,185			9,047

Total liabilities and
stockholders' equity	152,235	2,996	1.97%	128,280	2,566	2.00%	101,681	2,709	2.66%
Interest spread		5,237			4,170			3,233
Net interest income - FTE		5,237			4,170			3,233
Net Interest Margin as a
Percentage of Average
Earnings Assets - FTE	148,130	5,237	3.54%	124,778	4,170	3.34%	98,314	3,233	3.29%

        Rate / Volume Analysis of Net Interest Income. The following schedule presents the dollar amount of changes in interest income and expense for major components of earning assets and interest-bearing liabilities, distinguishing between changes related to outstanding balances and changes due to interest rates.

	2004 Compared to 2003				2003 Compared to 2002

	Change Due to Rate	Change Due to Volume	Change Due to Mix	Total Change	Change Due to Rate		Change Due to Volume	Change Due to Mix	Total Change

	(in thousands)
Federal funds sold	$20	$(2)	$0	$18	$	(23)	$32	$(11)	$(2)
Investment securities--taxable	205	157	55	417		(857)	(994)	422	(1,429)
Investment securities--tax-exempt	(37)	(80)	4	(113)		(123)	500	(114)	263
Loans, net of unearned income	(187)	1,412	(50)	1,175		(376)	2,635	(297)	1.962

Total interest income	1	1,487	9	1,497		(1,379)	2,173	0	794

Interest bearing deposits	(118)	249	(12)	119		(662)	673	(164)	(153)
Federal funds borrowed	6	(1)	(5)	0		0	0	1	1

Other borrowed funds	(3)	504	(190)	311		0	0	9	9

Total interest expense	(115)	752	(207)	430		(662)	673	(154)	(143)

Net interest income	$116	$735	$216	$1,067		($ 717)	$1,500	$154	$937

Composition of Average Earning Assets and Interest Bearing Liabilities (dollars in thousands):

	Year Ended December 31, 2004		Year Ended December 31, 2003		Year Ended December 31, 2002

As a percentage of average earning assets
Loans	$96,045	64.8%	$75,761	60.7%	$42,200	42.9%
Other earning assets	52,085	35.2%	49,017	39.3%	56,114	57.1%

Average earning assets	$148,130	100.0%	$124,778	100.0%	$98,314	100.0%

As a percent of average interest bearing liabilities
Savings and DDA accounts	62,827	52.2%	55,623	55.9%	34,346	43.1%
Time deposits	46,341	38.5%	43,864	44.0%	45,347	56.9%
Other borrowings	11,250	9.3%	93	0.1%	0	0%

Average interest bearing liabilities	$120,418	100.0%	$99,580	100.0%	$79,693	100.0%

Earning asset ratio	97.3%		97.3%		96.7%

        Provision for Loan Loss. The provision for loan losses for the year ended December 31, 2004 was $330,000 compared to $496,000 at December 31, 2003. The reduction of the provision is due to the continued adjustment from a peer-based level of reserves to one that is based more upon the historical losses experienced by the Company. In addition the continued shift in loan mix to more real estate secured loans also reduces the required amount of reserves. Management will continue to monitor its loan loss performance and adjust its loan loss reserve to more closely align itself to its own history of loss experience.

         Non-Interest Income. Other operating income decreased from $1.1 million in 2003 to $700,000 in 2004, a 36.4% decrease. This decrease is the primarily the result of a lower volume of securites sales causing a realized loss during 2004 of $26,000 compared to a realized gain of $532,000 during 2003, offset by an increase in fee income of $164,000, or 34.7%. The Bank continues to sell securites to meet growth needs and increase net interest margin through redeployment of cash received into higher yielding loans. Though this practice will continue for the foreseeable future, gains realized on the sale of investment securities are not considered core income and are subject to interest and market rate fluctuations, therefore, past gains realized on the sale of these items are not expected to continue in the future.

        Non-Interest Expense. Non-interest expense consists of monthly operating expenses and for the year ended December 31, 2004, was $4.0 million compared with $3.0 million for the year ended December 31, 2003, an increase of $1.0 million, or 33.3%. The main component of non-interest expense is salaries and benefits which totaled $1.9 million for 2004 and $1.5 million for 2003, an increase of $400,000, or 26.7%. This increase is directly attributable to adding more staff to further support growth, including additional lending personnel and personnel related to the Bank’s new loan production office in Milford, Michigan. Another significant component of operating expense is occupancy expense which increased $128,000, or 33.6%, to $509,000 in 2004 from $381,000 in 2003. This increase is primarily due to increased rents at various locations, a full year of rent at our loan center and for the land on which our newest branch sits and rent on our Milford loan center. Outside processing costs increased from $195,000 at December 31, 2003 to $368,000 at December 31, 2004, a $173,000 or 88.7% increase. This increase was due to in large part to a network maintenance contract and a contract to outsource proof operations. The costs of the maintenance contract increased from $22,000 in 2003 to $82,000 in 2004. As a result of this increase the contract was discontinued in the 4th quarter upon bringing this function in-house. Also contributing to this increase was increased transaction and account volumes. Finally, professional fees saw a $114,000, or 63.7% increase, from $179,000 at December 31, 2003 to $293,000 at December 31, 2004. The increase in this expense was due mostly to an increase in legal and other fees, primarily associated with compliance with the Sarbanes-Oxley act and the exploration of new growth opportunities, including DeNovo banks.

Liquidity and Capital Resources

        The Company obtained its initial equity capital in an initial public offering of its common stock in November 1998. The Company had successfully grown through its first four years of operation and during 2003, the Company evaluated the need to raise additional capital in order to keep pace with the current growth strategy. In December 2003, the Company completed an offering of $4.0 million of cumulative preferred securities (“Trust Preferred Securities”) to further support growth into the immediate future.

Management believes that its current capital will provide the Company with adequate capital to support its expected level of deposit and loan growth and to otherwise meet its capital requirements for the next year. One of the growth strategies our Company intends to pursue, which could have an effect on its equity and or require additional capital, is growth through acquisition or the start up of additional DeNovo banks. Such opportunities are difficult to plan and as such we aren’t able to state with absolute assurance that additional equity won’t be needed in the future.

Capital Resources at December 31, 2004 (in thousands)

	Tier 1 Leverage Ratio	Tier 1 Capital Ratio	Total Risk-Based Capital Ratio

Minimum regulatory requirement for
Capital adequacy	4.00%	4.00%	8.00%
Well capitalized regulatory level	5.00%	6.00%	10.00%
Consolidated	10.06%	13.45%	14.50%
Bank	8.29%	10.98%	12.04%

Capital Resources at December 31, 2003 (in thousands)

	Tier 1 Leverage Ratio	Tier 1 Capital Ratio	Total Risk-Based Capital Ratio

Minimum regulatory requirement for
Capital adequacy	4.00%	4.00%	8.00%
Well capitalized regulatory level	5.00%	6.00%	10.00%
Consolidated	10.67%	15.27%	16.41%
Bank	8.01%	11.45%	12.59%

The following table shows the dollar amounts by which the Company’s capital (on a consolidated basis) exceeds current regulatory requirements on a dollar-enumerated basis:

	Tier 1 Leverage	Tier 1 Capital	Total Risk-Based Capital

Consolidated	(in thousands of dollars)
Capital balances at December 31, 2004
Required regulatory capital	$6,524	$4,881	$9,761
Capital in excess of regulatory minimums	9,884	11,527	7,927

Actual capital balances	$16,408	$16,408	$17,688

Bank	(in thousands of dollars)
Capital balances at December 31, 2004
Required regulatory capital	$6,433	$4,857	$9,713
Capital in excess of regulatory minimums	6,900	8,476	4,900

Actual capital balances	$13,333	$13,333	$14,613

        The liquidity of a financial institution reflects its ability to provide funds to meet loan requests, to accommodate possible outflows of deposits and to take advantage of interest rate market opportunities. Our sources of liquidity include our borrowing capacity with the Federal Home Loan Bank, loan payments by our borrowers, maturity and sales of our securities available for sale, growth of our deposits and deposit equivalents and various capital resources. Liquidity management involves the ability to meet the cash flow requirements of our customers. Our customers may be either borrowers with credit needs or depositors wanting to withdraw funds. We believe our liquidity position is sufficient to meet these needs.

Market Risk Analysis

        Our primary market risk exposure is interest rate risk and, to a lesser extent, liquidity risk. All of our transactions are denominated in U.S. dollars with no specific foreign exchange exposure. Clarkston Financial Corporation has no agricultural-related loan assets, and therefore has no significant exposure to changes in commodity prices. As a result, our market risk exposure is mainly comprised of our sensitivity to interest rate risk. Our balance sheet has sensitivity, in various categories of assets and liabilities, to changes in prevailing rates in the U.S. for prime rate, mortgage rates, U.S. Treasury rates and various money market indicies. Our asset/liability management process aids us in providing liquidity while maintaining a balance between interest earning assets and interest bearing liabilities.

        We use two interest rate risk measurement techniques in our interest rate risk management. The first is static gap analysis. This measures the difference between the dollar amounts of interest sensitive assets and liabilities that will be refinanced or repriced during a given time period. A significant repricing gap could result in a negative impact to our net interest margin during periods of changing market interest rates.

        Listed in the table below is the Bank’s gap position as of December 31, 2004.

Asset / Liability GAP Position for the Year Ended December 31, 2004 (in thousands)

	1 to 3 Months	4 to 12 Months	12 to 60 Months	Over 60 Months	Total

Interest-Earning Assets
Federal Funds sold	$1,916	$0	$0	$0	$1,916
Investment securities	527	1,505	29,188	13,164	44,384
Loans	45,621	6,774	51,080	8,711	112,186

Total interest-earning assets	48,064	8,279	80,268	21,875	158,486

Interest Bearing Liabilities
DDA, Money Market and Savings Accounts	1,004	24,947	34,893	2,487	63,331
Certificates of deposit	5,011	12,840	32,318	0	50,169
Borrowed funds	9,000	4,000	0	3,200	16,200

Total interest-bearing Liabilities	15,015	41,787	67,211	5,687	129,700

Rate sensitivity gap and ratios:
Gap for period	33,049	(33,508)	13,057	16,189	28,786
Cumulative gap	33,049	(459)	12,598	28,786	28,786
Percentage of cumulative gap
To total assets	20.23%	0.28%	7.71%	17.62%	17.62%
Cumulative earning assets
To cumulative bearing liabilities	3.20	0.99	1.10	1.22	1.22

        The second measurement tool used, which management places more emphasis on, is cash flow simulation. This tool measures the impact to net interest income given shifts in the Treasury yield curve over a twenty four month time horizon. Many factors are used in this simulation including duration cash flow, maturities, prepayment speeds associated with loans and deposits as well as current economic and market data. Management utilizes this data and shocks the balance sheet under a 100 and 200 basis point rising and falling interest rate scenario in order to help predict the financial impact on the Bank’s net interest margin given these changes and or estimates of future market conditions.

        The first step in preparing the simulation is to populate the model with all of the cash flow and current data from the Bank’s investment, loan and deposit portfolios. This information along with other balance sheet data are loaded and balanced to create an opening balance sheet or constant rate scenario from which to forecast. Current prepayment and market assumptions are then entered into the model. The model is then shocked under a 100 and 200 basis point rise and fall in interest rates. All of the instruments loaded in the model have different behavior characteristics based on the prospective interest rate shocks. As the behavior of these instruments changes under these scenarios management attempts to predict through this simulation what the positive or negative impact is to the Bank’s net interest income. In addition, other variables besides interest rate changes may have an impact on the financial condition of the Bank including, but not limited to, growth of the Company, structure of the balance sheet, and economic and competitive factors.

        Listed in the table below are the results of the cash flow simulation under both a rising and falling rate scenario. At the present time, the Bank is asset sensitive. The positive shift in net interest income reflects the shift in income over a twelve-month time horizon. This means that as the interest rate environment changes over this period of time the re-pricing of assets and liabilities is taking place and reflects a positive increase in net interest income.

        The economic value of equity reflects an immediate interest rate shift without any re-pricing activity over a twelve month time horizon. Thus, being asset sensitive the changes in economic value of equity reflect the fact that the Bank’s assets will re-price more quickly than its liabilities, which in a rising rate environment will cause the value of the Bank’s assets to decrease more rapidly than the slower repricing liabilities, therefore reducing the residual, which represents the economic value of the equity

(dollars in thousands) Changes in Interest Rates	Economic Value Of Equity	Percent Change	Net Interest Income	Percent Change

200 Basis Point Rise	$11,765	(24.52%)	$5,909	4.34%
100 Basis Point Rise	13,675	(12.26%)	5,827	2.90%
Base-Rate Scenario	15,586	-	5,663	-
100 Basis Point Decline	17,499	12.27%	5,514	(2.63%)
200 Basis Point Decline	19,413	24.55%	5,354	(5.46%)

Forward Looking Statements

        This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently limited and uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company and the subsidiaries include, but aren’t limited to, changes in: interest rates, general economic conditions, legislative and regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Clarkston Financial Corporation

We have audited the accompanying consolidated balance sheet of Clarkston Financial Corporation as of December 31, 2004 and 2003 and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each year in the three-year period ended December 31, 2004. These consolidated financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Clarkston Financial Corporation as of December 31, 2004 and 2003 and the consolidated results of their operations and their cash flows for each year in the three-year period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Plante & Moran PLLC

Auburn Hills, Michigan
March 14, 2005

Clarkston Financial Corporation

Consolidated Balance Sheet
(000s omitted)

	December 31

	2004	2003

Assets
Cash and cash equivalents:
Cash and due from banks	$1,949	$2,188
Federal funds sold	1,916	5,744

Total cash and cash equivalents	3,865	7,932

Securities - Available for sale (Note 2)	44,384	49,064

Loans (Note 3)	112,186	84,052
Allowance for possible loan losses (Note 4)	(1,280)	(1,092)

Net loans	110,906	82,960

Banking premises and equipment (Note 5)	2,395	1,428
Interest receivable	625	637
Deferred tax asset (Note 8)	384	224
Other assets	820	372

Total assets	$163,379	$142,617

Liabilities and Stockholders' Equity
Liabilities
Deposits:
Noninterest-bearing demand deposits	$19,766	$18,231
Interest-bearing (Note 6)	113,500	108,412

Total deposits	133,266	126,643

Advances from Federal Home Loan Bank of Indianapolis (Note 7)	12,200	-
Junior subordinated debentures held by
unconsolidated subsidiary trust (Note 15)	4,000	4,000
Interest payable and other liabilities	1,712	742

Total liabilities	151,178	131,385

Stockholders' Equity
Common stock - No par value:
Authorized - 10,000,000 shares
Issued and outstanding - 1,045,909 and 1,039,184 shares
at December 31, 2004 and 2003, respectively	4,444	4,376
Paid-in capital	4,444	4,376
Restricted stock - Unearned compensation	(80)	(29)
Retained earnings	3,634	2,357
Accumulated other comprehensive income	(241)	152

Total stockholders' equity	12,201	11,232

Total liabilities and stockholders' equity	$163,379	$142,617

See Notes to Consolidated Financial Statements.

Clarkston Financial Corporation

Consolidated Statement of Income
(000s omitted, except per share data)

	Year Ended December 31

	2004	2003	2002

Interest Income
Interest and fees on loans	$6,448	$5,273	$3,311
Interest on investment securities:
Taxable securities	1,008	591	2,020
Tax-exempt securities	692	805	542
Interest on federal funds sold	85	67	69

Total interest income	8,233	6,736	5,942

Interest Expense
Deposits	2,675	2,556	2,709
Borrowings	321	10	-

Total interest expense	2,996	2,566	2,709

Net Interest Income	5,237	4,170	3,233

Provision for Possible Loan Losses (Note 4)	330	496	243

Net Interest Income - After provision
for possible loan losses	4,907	3,674	2,990

Other Operating Income (Loss)
Service fees on loan and deposit accounts	637	473	387
Gain/(loss) on sale of securities (Note 2)	(26)	532	205
Gain on sale of mortgage loans	94	128	-
Other	12	1	(2)

Total other operating income	717	1,134	590

Other Operating Expenses
Salaries and employee benefits	1,908	1,508	1,294
Occupancy (Note 10)	509	381	452
Advertising	153	81	91
Outside processing	368	195	153
Professional fees	293	179	142
Supplies	93	89	76
State taxes	73	85	44
Other	572	455	323

Total other operating expenses	3,969	2,973	2,575

Income - Before income taxes	1,655	1,835	1,005

Income Taxes (Note 8)	378	367	204

Net Income	$1,277	$1,468	$801

Income per Share of Common Stock (Note 1)
Basic	$1.23	$1.43	$0.78
Fully diluted	1.20	1.41	0.78

See Notes to Consolidated Financial Statements.

Clarkston Financial Corporation

Consolidated Statement of Changes in Stockholders’ Equity
(000s omitted, except per share data)

	Common Stock	Paid-in Capital	Restricted Stock - Unearned Compensation	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders' Equity

Balance - January 1, 2002	$4,306	$4,306	$-	$88	$(33)	$8,667

Issuance of stock	5	5	-	-	-	10
Comprehensive income:
Net income	-	-	-	801	-	801
Change in unrealized gain on
securities available for sale
- Net of tax effect of $144	-	-	-	-	280	280

Net comprehensive income						1,081

Balance - December 31, 2002	4,311	4,311	-	889	247	9,758

Issuance of stock	46	46	-	-	-	92
Issuance of restricted stock	19	19	(38)	-	-	-
Recognition of compensation
for restricted stock award	-	-	9	-	-	9
Comprehensive income:
Net income	-	-	-	1,468	-	1,468
Change in unrealized gain on
securities available for sale
- Net of tax effect of $(49)	-	-	-	-	(95)	(95)

Net comprehensive income						1,373

Balance - December 31, 2003	4,376	4,376	(29)	2,357	152	11,232

Issuance of stock	25	25	-	-	-	50
Issuance of restricted stock	43	43	(86)	-	-	-
Recognition of compensation
for restricted stock award	-	-	35	-	-	35
Comprehensive income:
Net income	-	-	-	1,277	-	1,277
Change in unrealized gain on
securities available for sale
- Net of tax effect of $(202)	-	-	-	-	(393)	(393)

Net comprehensive income						884

Balance - December 31, 2004	$4,444	$4,444	$(80)	$3,634	$(241)	$12,201

Book value per share is $11.67, $10.81, and $9.50 at December 31, 2004, 2003, and 2002, respectively.

See Notes to Consolidated Financial Statements.

Clarkston Financial Corporation

Consolidated Statement of Cash Flows
(000s omitted)

	Year Ended December 31

	2004	2003	2002

Cash Flows from Operating Activities
Net income	$1,277	$1,468	$801
Adjustments to reconcile net income to net cash
from operating activities:
Depreciation and amortization	159	153	136
Provision for loan losses	330	496	243
Amortization (accretion) of securities	327	649	368
Recognition of compensation for restricted stock award	35	9	-
Deferred taxes	42	(130)	(49)
Loss on sale of fixed assets	-	64	-
Gain on sale of available-for-sale securities	(157)	(755)	(308)
Loss on sale of available-for-sale securities	182	223	103
(Increase) decrease in interest receivable	12	(82)	(114)
(Increase) decrease in other assets	(448)	(315)	61
Increase (decrease) in interest payable and other
liabilities	970	88	(439)

Net cash provided by operating activities	2,729	1,868	802

Cash Flows from Investing Activities
Purchase of securities available for sale	(34,090)	(52,267)	(47,083)
Proceeds from sale of available-for-sale securities	37,823	57,685	40,762
Proceeds from sales and maturities of held-to-maturity securities	-	-	5,032
Purchase of held-to-maturity investment securities	-	-	(10,683)
Premises and equipment expenditures	(1,127)	(223)	(714)
Net increase in loans	(28,275)	(29,430)	(20,233)

Net cash used in investing activities	(25,669)	(24,235)	(32,919)

Cash Flows from Financing Activities
Net (decrease) increase in time deposits	7,233	(1,957)	5,179
Net increase in other deposits	(610)	23,677	25,584
Proceeds from the issuance of subordinated debentures	-	4,000	-
Advances from Federal Home Loan Bank	12,200	-	-
Issuance of common stock	50	92	10

Net cash provided by financing activities	18,873	25,812	30,773

Net Increase (Decrease) in Cash and Cash Equivalents	(4,067)	3,445	(1,344)

Cash and Cash Equivalents - Beginning of year	7,932	4,487	5,831

Cash and Cash Equivalents - End of year	$3,865	$7,932	$4,487

Supplemental Cash Flow Information - Cash paid for
Interest	$3,032	$2,515	$2,698
Taxes	544	297	46

See Notes to Consolidated Financial Statements.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 1 — Summary of Significant Accounting Policies

Basis of Presentation and Consolidation — The consolidated financial statements include the accounts of Clarkston Financial Corporation (the “Corporation”) and its wholly owned subsidiary, Clarkston State Bank (the “Bank”). All significant intercompany transactions are eliminated in consolidation.

Use of Estimates — The accounting and reporting policies of the Corporation and its subsidiary conform to accounting principles generally accepted in the United States of America. Management is required to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and deferred tax assets.

Nature of Operations — Clarkston State Bank provides full-service commercial banking and consumer banking and provides other financial products and services through five branch offices to Michigan communities in Oakland County.

Significant Group Concentrations of Credit Risk — Most of the Corporation’s activities are with customers located within southeastern Michigan. Note 2 discusses the types of securities in which the Corporation invests. Note 3 discusses the types of lending in which the Corporation engages. The Corporation does not have any significant concentrations to any one industry or customer.

Cash and Cash Equivalents — For the purpose of the consolidated statement of cash flows, cash and cash equivalents include cash and balances due from banks and federal funds sold, all of which mature within 90 days.

Securities — Debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Debt securities not classified as held to maturity and equity securities with readily determinable fair values are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 1 — Summary of Significant Accounting Policies (continued)

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Loans — The Corporation grants mortgage, commercial, and consumer loans to customers. Loans are reported at their outstanding unpaid principal balances adjusted for charge offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses — The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 1 — Summary of Significant Accounting Policies (Continued)

The allowance for loan losses is evaluated on a regular basis by management and is based on management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general, and unallocated components. The specific components relate to loans that are classified as doubtful, substandard, or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors.

An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses.

The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 1 — Summary of Significant Accounting Policies (Continued)

A loan is considered impaired when, based on current information and events, it is probable that the Corporation will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including length of the delay, the reasons of the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of homogeneous loans are collectively evaluated for impairment. Accordingly, the Corporation does not separately identify individual consumer and residential loans for impairment disclosures.

Credit-related Financial Instruments — In the ordinary course of business, the Corporation has entered into commitments to extend credit, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded when they are funded.

Banking Premises and Equipment — Land is carried at cost. Buildings and equipment are stated at cost, less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets.

Income Taxes — Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the various temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 1 — Summary of Significant Accounting Policies (Continued)

Stock Compensation Plans — The Corporation applies the provisions of APB Opinion No. 25, Accounting for Stock-based Compensation, accounting for all employee stock option grants using the intrinsic value method. Disclosure of pro forma net income and earnings per share amounts as if the fair value-based method has been applied in measuring compensation costs is provided below.

The Corporation’s as reported and pro forma information for the years ended December 31 (000s omitted, except per share data) is as follows:

	2004	2003	2002

As reported net income available to common stockholders	$1,277	$1,468	$801
Less stock-based compensation expense
determined under fair value method -
Net of tax	16	16	16

Pro forma net income	$1,261	$1,452	$785

As reported earnings per share	$1.23	$1.43	$0.78
Pro forma earnings per share	1.22	1.41	0.76
As reported earnings per diluted share	1.20	1.41	0.78
Pro forma earnings per diluted share	1.19	1.39	0.76

Compensation expense in the pro forma disclosures is not indicative of future amounts, as options vest over several years and additional grants may be made each year.

Earnings per Share — Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Corporation relate solely to outstanding stock options and are determined using the treasury stock method.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 1 — Summary of Significant Accounting Policies (Continued)

Earnings per share have been computed based on the following (000s omitted):

	2004	2003	2002

Net income available to common stockholders	$1,277	$1,468	$801

Average number of common shares
outstanding	1,036	1,029	1,026
Effect of dilutive options	27	12	1

Average number of common shares
outstanding used to calculate diluted
earnings per common share	1,063	1,041	1,027

Stock options not used in computing
diluted earnings per share because
they were antidilutive	-	-	57

Book Value per Share — Book value per share represents total stockholders’ equity divided by the total number of shares outstanding at the end of each period.

Other Comprehensive Income — Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Certain changes in assets and liabilities, however, such as unrealized gains and losses on available-for-sale securities, are reported as a direct adjustment to the equity section of the balance sheet. Such items, along with net income, are considered components of comprehensive income.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 1 — Summary of Significant Accounting Policies (Continued)

The components of other comprehensive income and related tax effects are as follows (000s omitted):

	2004	2003	2002

Unrealized holding gains/(losses) on securities
available for sale	$(621)	$388	$629
Reclassification adjustment for gains/ (losses)
realized in income	(26)	532	205

Net unrealized gains (losses)	(595)	(144)	424

Tax effect	(202)	(49)	144

Net of tax amount	$(393)	$(95)	$280

Recent Accounting Pronouncements —

In January 2003, the FASB issued Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities. The Corporation has followed the provisions of FIN 46 and not consolidated Clarkston Capital Trust I, a trust sponsored by the Corporation for the sole purpose of issuing trust preferred securities to third-party investors. Adoption of this standard did not have a material effect on the Corporation’s financial statements.

SFAS No. 123 (revised 2004), “Share-Based Payment” which revises SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” This statement focuses primarily on accounting for transactions in which an entity obtains an employee services in share-based payment transactions. This Statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Stock Ownership Plans.” This Statement requires an entity to recognize the cost of employee services received in share-based payment transactions and measure the cost on a grant-date fair value of the award. The provisions of SFAS No. 123 (revised 2004) will be effective for the Company’s financial statements issued for periods beginning after June 15, 2005. The adoption of this revised Statement is not expected to have a material impact on the Company’s consolidated financial statements.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 1 — Summary of Significant Accounting Policies (Continued)

In March, 2004, the Financial Accounting Standards Board (FASB) ratified the census reached by the Emerging Issues Task Force in Issue 03-1, “The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments” (EITF 03-1). EITF 03-1 provides guidance for determining when an investment is considered impaired, whether impairment is other-than-temporary, and measurement of an impairment loss. At December 31, 2004, gross unrealized losses on available-for-sale securities was $388,000. Clarkston Financial Corporation is continuing to evaluate the impact of EITF 03-1. The amount of other-than-temporary impairment to be recognized, if any, will be dependent on market conditions, management’s intent and ability to hold investments until a forecasted recovery and the finalization of the proposed guidance by the FASB.

In March 2004, the SEC issued Staff Accounting Bulletin No. 105, “Application of Accounting Principles to Loan Commitments” (SAB 105). The bulletin was issued to inform registrants of the SEC’s view that the fair value of the recorded loan commitments, which are required to follow derivative accounting under FAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” should not consider the expected future cash flows related to the associated servicing of the future loan. The provisions of SAB 105 must be applied to loan commitments accounted for as derivatives that are entered into after March 31, 2004. The adoption of this Staff Accounting Bulletin in the second quarter of 2004 did not have a material impact on Clarkston Financial Corporation.

Financial Accounting Standards Board Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, clarifies the requirements of Statement of Accounting Standards No. 5, Accounting for Contingencies, relating to the guarantor’s accounting for and disclosure of certain types of guarantees. The provisions for initial recognition and measurement became effective on a prospective basis for guarantees that are issued or modified after December 31, 2002. Adoption of this standard did not have a material effect on the Corporation’s financial condition or results of operations.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. This statement establishes standards for how an entity classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement requires that an issuer classify a financial instrument that

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 1 — Summary of Significant Accounting Policies (Continued)

is within its scope as a liability. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Corporation formed a business trust subsidiary in December 2003 to sell trust preferred securities. The Corporation has recorded the instruments in accordance with SFAS No. 150 (see Note 15 for additional details).

Note 2 – Securities

The amortized cost and estimated market value of securities are as follows at December 31, 2004 and 2003 (000s omitted):

	2004

	Amortized Cost	Gross Unrealized Gaines	Gross Unrealized Losses	Estimated Market Value

Available-for-sale securities:
U.S. Treasury securities and obligations of
U.S. government corporations and agencies	$26,330	$6	$225	$26,111
Collateralized mortgage obligations	3,495	3	16	3,482
Obligations of state and political subdivisions	14,924	14	147	14,791

Total	$44,749	$23	$388	$44,384

	2003

	Amortized Cost	Gross Unrealized Gaines	Gross Unrealized Losses	Estimated Market Value

Available-for-sale securities:
U.S. Treasury securities and obligations of
U.S. government corporations and agencies	$24,717	$308	$56	$24,969
Collateralized mortgage obligations	5,402	34	-	5,436
Obligations of state and political subdivisions	18,715	135	191	18,659

Total	$48,834	$477	$247	$49,064

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 2 — Securities (Continued)

Securities having a carrying value of $16,583,000 and $6,054,000 (market value of $16,904,000 and $6,053,000) were pledged at December 31, 2004 and 2003, respectively, to secure public deposits, repurchase agreements, and for other purposes required by law.

The amortized cost and estimated market value of available-for-sale securities at December 31, 2004 by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties (000s omitted):

	Available for Sale

	Amortized Cost	Estimated Market Value

Due in one year or less	$2,035	$2,032
Due in one year through five years	29,400	29,188
Due after five years through ten years	11,132	10,990
Due after ten years	2,182	2,174

Total	$44,749	$44,384

In 2002, the Corporation reclassified all held-to-maturity securities at an amortized cost of $16,257,000 to available-for-sale securities at a fair market value of $16,393,000. Other comprehensive income was adjusted to reflect the resulting net unrealized gain of $136,000. These securities were subsequently sold and the resulting proceeds and gross gains/losses are included in the available-for-sale figures above.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 2 — Securities (Continued)

Information pertaining to securities with gross unrealized losses at December 31, 2004 and 2003, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	2004

	Less than 12 Months		Over 12 Months

	Gross Unrealized Losses	Estimated Market Value	Gross Unrealized Losses	Estimated Market Value

Available-for-sale securities:
U.S. Treasury securities and obligations of
U.S. government corporations and agencies	$(180)	$19,130	$(45)	$5,871
Collateralized mortgage obligations	(16)	2,549	-	-
Obligations of state and political subdivisions	(60)	6,883	(87)	5,964

Total	$(256)	$28,562	$(132)	$11,835

	2003

	Less than 12 Months		Over 12 Months

	Gross Unrealized Losses	Estimated Market Value	Gross Unrealized Losses	Estimated Market Value

Available-for-sale securities:
U.S. Treasury securities and obligations of
U.S. government corporations and agencies	$(56)	$9,371	$-	$307
Collateralized mortgage obligations	-	117	-	-
Obligations of state and political subdivisions	(190)	8,355	(1)	318

Total	$(246)	$17,843	$(1)	$625

For the years ended December 31, 2004, 2003 and 2002 gross realized gains on sales of securities were $157,000, $755,000 and $308,000, respectively. Gross realized losses amounted to $182,000, $223,000 and $103,000, respectively. The tax benefit (provision) related to these gains/losses was $9,000, $(180,000) and $(70,000), respectively.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 3 – Loans

Major categories of loans included in the portfolio at December 31, 2004 and 2003 are as follows (000s omitted):

	2004	2003

Commercial mortgage	$93,121	$72,534
Residential mortgage	15,693	7,642
Consumer	3,372	3,876

Total	$112,186	$84,052

Certain directors of the Corporation and the Bank, including their associates, were loan customers of the subsidiary bank. Such loans were made in the ordinary course of business and do not involve more than a normal risk of collectibility. The outstanding loan balance for these persons at December 31, 2004 and 2003 totaled $3,601,000 and $1,569,000, respectively. Advances on related party loans totaled $2,542,000 and $617,000, and repayments on related party loans totaled $510,000 and $660,000 in 2004 and 2003, respectively. The total unused commitments for these loans totaled $162,000 and $435,000 at December 31, 2004 and 2003, respectively.

Loan maturities and rate sensitivity of the loan portfolio at December 31, 2004 are as follows (000s omitted):

	Within One Year	One to Five Years	After Five Years	Total

Commercial	$40,345	$48,521	$4,255	$93,121
Mortgage	11,599	671	3,423	15,693
Consumer	451	1,888	1,033	3,372

Total	$52,395	$51,080	$8,711	$112,186

Loans at fixed interest rates	$7,630	$50,970	$8,665	$67,265
Loans at variable interest rates	44,765	110	47	44,921

Total	$52,395	$51,080	$8,711	$112,186

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 4 — Allowance for Possible Loan Losses

A summary of the activity in the allowance for possible loan losses (ALL) is as follows (000s omitted):

	2004	2003	2002

Balance - Beginning of year	$1,092	$696	$419

Provision charged to operations	$330	496	243
Loan losses	$(254)	(144)	(13)
Loan loss recoveries	$112	44	47

Balance - End of year	$1,280	$1,092	$696

As a percent of total loans	1.14%	1.30%	1.27%

The Bank considers all nonaccrual and reduced-rate loans (with the exception of residential mortgages and consumer loans) to be impaired. There were no impaired loans outstanding as of December 31, 2004 and 2003. Throughout 2004 and 2003, there were no loans considered impaired. During 2002, there was an average investment in impaired loans of approximately $74,000. There was no interest income recognized or received on these impaired loans during the time in which they were considered impaired.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 5 — Bank Premises and Equipment

The following is a summary of the cost and accumulated depreciation of premises and equipment for the years ended December 31, 2004 and 2003 (000s omitted):

	2004	2003

Building	$1,905	$923
Building improvements	109	107
Land	10	10
Land improvements	57	57
Furniture and equipment	970	822

Total Bank premises and equipment	3,051	996

Less accumulated depreciation	656	491

Net carrying amount	$2,395	$505

Depreciation expense for the years ended December 31, 2004, 2003, and 2002 amounted to $159,000, $134,000, and $108,000, respectively.

Note 6 — Deposits

The following is a summary of interest-bearing deposit accounts at December 31, 2004 and 2003 (000s omitted):

	2004	2003

Interest checking	$8,653	$10,949
Savings	4,784	5,250
Money Market	49,894	49,277
Time:
$100,000 and over	22,571	24,712
Under $100,000	27,598	18,224

Total interest-bearing deposits	$113,500	$108,412

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 6 – Deposits (continued)

The remaining maturities of certificates of deposit outstanding at December 31, 2004 are as follows (000s omitted):

	Under $100,000	$100,000 and Over

2005	$4,235	$13,616
2006	12,562	10,514
2007	2,332	1,697
2008	2,219	1,375
2009	1,223	396

Total	$22,571	$27,598

Note 7 – Federal Home Loan Bank Advances

At December 31, 2004 and 2003, advances from the Federal Home Loan Bank (FHLB) were as follows (000‘s omitted):

	2004	2003

Maturity in April 2005, variable rate at 1.95%	$5,000	$-
Maturities from April 2005 through October 2009, fixed rates ranging from 1.83% to 3.75%, weighted average of 2.76%	7,200	-

Total Federal Home Loan Bank Advances	$12,200	$-

Advances from the FHLB are collateralized by qualifying investment securities with estimated market values of $14,127,000 and $0 at December 31, 2004 and 2003. The advances are due in full at maturity and the fixed rate advances are subject to a prepayment penalty if repaid prior to maturity.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 7 – Federal Home Loan Bank Advances (continued)

Maturities over the next five years are as follows (000‘s omitted):

2005	$9,000
2006	-
2007	-
2008	-
2009	3,200

Total	$12,200

Note 8 — Income Taxes

The Corporation and the Bank file a consolidated income tax return. The following is a summary of the provision for income taxes for the years ended December 31, 2004, 2003, and 2002.

Allocation of income taxes between current and deferred portions is as follows (000s omitted):

	2004	2003	2002

Current expense	$336	$497	$253
Deferred (benefit) expense	42	(130)	(49)

Total income tax expense	$378	$367	$204

The difference between reported federal income tax expense and the amount computed by applying statutory tax rates to income before income taxes is as follows:

	2004	2003	2002

Amount computed at statutory rates	$563	$624	$342
Increase (decrease) resulting from:
Tax-exempt interest	(208)	(271)	(170)
Other	23	14	32

Reported tax expense	$378	$367	$204

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 8 — Income Taxes (continued)

The temporary differences that comprise deferred tax assets and liabilities at December 31, 2004 and 2003 are as follows (000s omitted):

	2004	2003

Deferred tax assets:
Bad debts	$405	$349
Accrued compensation	14	12
Unrealized loss on securities available for sale	124	-
Organization and preopening costs	-	2

Total deferred tax assets	543	363

Deferred tax liabilities:
Unrealized gain on securities available for sale	$-	$(78)
Depreciation	(153)	(50)
FHLB stock dividend	(5)	-
Accretion on investment securities	(1)	(11)

Total deferred tax liabilities	(159)	(139)

Net deferred tax asset	$384	$224

Note 9 — Off-balance-sheet Activities

Credit-related Financial Instruments — The Corporation is a party to credit-related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit, and commercial letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheet.

The Corporation’s exposure to credit loss is represented by the contractual amount of these commitments. The Corporation follows the same credit policies in making commitments as it does for on-balance-sheet instruments.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 9 — Off-balance-sheet Activities (continued)

At December 31, 2004 and 2003, the following financial instruments were outstanding whose contract amounts represent credit risk (000s omitted):

	Contract Amount

	2004	2003

Commitments to grant loans	$9,763	$1,952
Unfunded commitments under lines of credit	16,952	14,474
Commercial and standby letters of credit	320	19

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Corporation, is based on management’s credit evaluation of the customer.

Unfunded commitments under commercial lines of credit, revolving credit lines, and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit are collateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Corporation is committed.

Commercial and standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. Those letters of credit are primarily used to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The Corporation generally holds collateral supporting those commitments if deemed necessary.

Collateral Requirements — To reduce credit risk related to the use of credit-related financial instruments, the Corporation generally obtains collateral. The amount and nature of the collateral obtained are based on the Corporation’s credit evaluation of the customer. Collateral held varies but may include cash, securities, accounts receivable, inventory, property, plant, and equipment, and real estate.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 9 — Off-balance-sheet Activities (Continued)

If the counterparty does not have the right and ability to redeem the collateral or the Corporation is permitted to sell or repledge the collateral on short notice, the Corporation records the collateral in its balance sheet at fair value with a corresponding obligation to return it.

Legal Contingencies — Various legal claims also arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Corporation’s consolidated financial statements.

Note 10 — Related Parties and Commitments

The Corporation and the Bank lease certain office and branch premises under operating lease agreements. Various facilities are leased from an entity owned by the chairman of the Board of Directors of the Corporation and the Bank. In addition, the Corporation is party to service contracts for computer processing. Total expense for operating leases and service contracts was as follows for the preceding 3 years ending (000‘s omitted):

		Rent Expense

Year ended	Service Contracts	Related Parties	Unrelated Parties

December 31, 2002	$-	$-	$68
December 31, 2003	62	15	70
December 31, 2004	93	41	143

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 10 — Related Parties and Commitments (continued)

Rent commitments under non-cancelable operating leases and service contracts are as follows, before considering renewal options that generally are present (000‘s omitted):

		Lease Commitments

	Service Contracts	Related Parties	Unrelated Parties

2005	$93	$78	$102
2006	93	63	76
2007	93	39	47
2008	62	40	47
2009	-	41	33

	$341	$261	$305

Note 11 — Restriction on Dividends, Loans, and Advances

Banking regulations place certain restrictions on dividends paid and loans or advances made by the Bank to the Corporation. The total amount of dividends that may be paid at any date is generally limited to the retained earnings of the Bank. However, dividends paid by the Bank would be prohibited if the effect thereof would cause the Bank’s capital to be reduced below applicable minimum standards. At December 31, 2004, the Bank’s retained earnings available for the payment of dividends totaled $4,042,000. Accordingly, $9,179,000 of the Corporation’s investment in the Bank was restricted at December 31, 2004.

Loans or advances made by the Bank to the Corporation are generally limited to 10 percent of the Bank’s capital stock and surplus. Accordingly, at December 31, 2004, Bank funds available for loans or advances to the Corporation amounted to $941,000.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 12 — Stock-based Compensation

The Corporation has two stock-based compensation plans. Under the employees’ stock compensation plan (“Employee Plan”), the Corporation may grant options and other awards to key employees for up to 21,495 shares of common stock. Under the 1998 Founding Directors Stock Option Plan (“Director Plan”), the Corporation may grant options and other awards for up to 72,693 shares of common stock. Under both plans, there is a minimum vesting period of between one to three years before the options may be exercised, and all options expire 10 years after the date of their grant. Certain options (contingent options) under both plans vest on an accelerated basis upon the achievement of various future financial and operational goals. All such options vest 9.5 years after the date of grant regardless of achievement of future goals. Under both plans, the exercise price of each option equals the market price of the Corporation’s common stock on the date of grant.

The following table summarizes stock option transactions for both plans and the related average exercise prices for the years ended December 31, 2004, 2003, and 2002:

	2004		2003		2002

	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price

Options Outstanding - Beginning of year	49,536	$9.09	57,643	$9.01	66,350	$8.96

Options granted - Employee plan	-	-	-	-	-	-
Options exercised	-	-	(8,107)	8.54	(1,100)	5.00
Options expired	-	-	-	-	(7,607)	9.09

Options Outstanding - End of year	49,536	9.09	49,536	9.09	57,643	9.01

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 12 — Stock-based Compensation (Continued)

The following table shows summary information about fixed stock options outstanding at December 31, 2004:

	Stock Options Outstanding				Stock Options Exercisable

	Range of Exercise Prices	Number of Shares	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Share Exercisable	Weighted Average Exercise Price

Contingent	$9.09	24,060	3.9 years	$9.09	14,436	$9.09
Noncontingent	9.09	25,476	3.9 years	9.09	25,476	9.09

The Corporation granted 4,280 and 3,805 restricted stock units to certain employees during 2004 and 2003. The units are not performance related and generally vest 33 percent annually on each anniversary date of the respective grant dates. Units are forfeited if the grantee terminates employment prior to vesting.

Note 13 — Fair Value of Financial Instruments

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based on quoted market prices. However, in many instances, there are no quoted market prices for the Corporation’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Corporation.

The following methods and assumptions were used by the Corporation in estimating fair value disclosures for financial instruments:

Cash and Cash Equivalents — The carrying amounts of cash and short-term investments approximate fair values.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 13 — Fair Value of Financial Instruments (Continued)

Securities— Fair values for securities are based on quoted market prices.

Loans Receivable — For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (e.g., one- to four-family residential), credit card loans, and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for other loans (e.g., commercial real estate and commercial loans) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for non-performing loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Deposit Liabilities — The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Federal Home Loan Bank Advances — The fair value of the Corporation’s Federal Home Loan Bank (FHLB) advances is estimated using discounted cash flow analyses based on the Corporation’s current incremental borrowing rates for similar types of borrowing arrangements.

Junior Subordinated Debentures — The carrying amounts of variable-rate, fixed-term debentures approximate their fair values at the reporting date.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 13 — Fair Value of Financial Instruments (Continued)

Accrued Interest — The carrying amounts of accrued interest approximate fair value.

Other Instruments — The fair value of other financial instruments, including loan commitments and unfunded letters of credit, based on a discounted cash flow analyses, is not material.

The estimated fair values and related carrying or notional amounts of the Corporation’s financial instruments are as follows (000s omitted):

	2004		2003

	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value

Assets
Cash and cash equivalents	$3,865	$3,865	$7,932	$7,932
Securities	44,384	44,384	49,064	49,064
Loans	110,906	110,237	82,960	83,297
Accrued interest receivable	625	625	637	637

Liabilities
Noninterest-bearing deposits	19,766	19,766	18,231	18,231
Interest-bearing deposits	113,500	110,090	108,412	109,002
Accrued interest payable	272	272	308	308
FHLB advances	12,200	12,240	-	-
Junior subordinated debentures	4,000	4,000	4,000	4,000

Note 14 — Minimum Regulatory Capital Requirements

Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for Banks, prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 14 — Minimum Regulatory Capital Requirements (Continued)

The prompt corrective action regulations provide five classifications, well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required. The Bank and the Corporation were well-capitalized as of December 31, 2004 and 2003

The Bank’s actual capital amounts and ratios as of December 31, 2004 and 2003 are also presented in the table.

	Actual		For Capital Adequacy Purposes		To be Well-capitalized

	Amount	Ratio (Percent)	Amount	Ratio (Percent)	Amount	Ratio (Percent)

As of December 31, 2004:
Total risk-based capital
(to risk-weighted assets)
Bank	$14,613	12.04	$9,713	8.00	$12,142	10.00
Consolidated	17,688	14.50	9,761	8.00	12,202	10.00
Tier I capital
(to risk-weighted assets)
Bank	$13,333	10.98	$4,857	4.00	$7,285	6.00
Consolidated	16,408	13.45	4,881	4.00	7,321	6.00
Tier I capital
(to average assets)
Bank	$13,333	8.29	$6,433	4.00	$8,041	5.00
Consolidated	16,408	10.06	6,524	4.00	8,155	5.00

As of December 31, 2003:
Total risk-based capital
(to risk-weighted assets)
Bank	$12,061	12.59	$7,666	8.00	$9,582	10.00
Consolidated	15,806	16.41	7,707	8.00	9,634	10.00
Tier I capital
(to risk-weighted assets)
Bank	$10,969	11.45	$3,833	4.00	$5,749	6.00
Consolidated	14,714	15.27	3,853	4.00	5,780	6.00
Tier I capital
(to average assets)
Bank	$10,969	8.01	$5,478	4.00	$6,847	5.00
Consolidated	14,714	10.67	5,518	4.00	6,897	5.00

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 15 — Junior Subordinated Debentures

The Corporation has sponsored a trust, Clarkston Capital Trust I of which 100 percent of the common equity is owned by the Corporation. The trust was formed for the sole purpose of issuing corporation-obligated, mandatorily redeemable capital securities (“trust preferred securities”) to third-party investors and investing the proceeds from the sale of the trust preferred securities in an equivalent amount of junior subordinated debentures of the Corporation. The debentures held by the trust are the sole assets of the trust. Distributions on the trust preferred securities issued by the trust are payable at the same rate and time as the interest being earned by the trust on the debentures. The debentures carry a variable rate of interest at the three-month LIBOR plus 2.8 percent, and have a stated maturity of 30 years. The securities are redeemable at par after five years and, in effect, are guaranteed by the Corporation. Distributions on the trust preferred securities are payable quarterly on March 30, June 30, September 30, and December 30. Under certain circumstances, distributions may be deferred for up to 20 calendar quarters. However, during any such deferrals, interest accrues on any unpaid distributions at the rate of the three-month LIBOR plus 2.8 percent.

The trust preferred securities qualify for up to 25 percent of Tier 1 capital under regulatory guidelines. Any amounts in excess of this limit may be included in Tier 2 capital.

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 16 — Parent-only Condensed Financial Information

The condensed financial information that follows presents the financial condition of Clarkston Financial Corporation (the “Parent Company”), along with the results of its operations and its cash flows. The Parent Company has recorded its investments in its subsidiaries at cost plus its share of the undistributed earnings of its subsidiaries since inception. The Parent Company recognizes dividends from its subsidiaries as revenue and undistributed earnings of its subsidiaries as other income. The Parent Company financial information should be read in conjunction with the Corporation’s consolidated financial statements.

The condensed balance sheet as of December 31, 2004 and 2003 (with 000s omitted) is as follows:

	2004	2003

Assets
Cash on deposit with correspondent bank	$496	$1,938
Securities - Available for sale	2,364	2,007
Investment in the Bank	13,132	11,177
Investment in Capital Trust I	24	24
Accrued interest receivable and other	210	111

Total assets	$16,226	$15,257

Liabilities
Accounts payable	$1	$1
Notes payable	4,024	4,024

Total liabilities	4,025	4,025

Stockholders' Equity	12,201	11,232

Total liabilities and stockholders' equity	$16,226	$15,257

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 16 — Parent-only Condensed Financial Information (Continued)

The condensed statement of income for the years ended December 31, 2004 and 2003, and 2002 (000s omitted) is as follows:

	2004	2003	2002

Operating Income - Dividends received from
Bank subsidiary	$-	$80	$60
Interest Income	64	-	-
Other Income	13	-	-

Total Operating Income	77	80	60
Operating Expenses	346	113	56

Loss - Before income taxes and equity in undistributed
income of subsidiary	(269)	(33)	4

Provision for Income Tax Benefit	90	8	-

Loss - Before equity in undistributed income
of subsidiary	(179)	(25)	4

Equity in Undistributed Income of Subsidiary	1,456	1,493	797

Net Income	$1,277	$1,468	$801

Clarkston Financial Corporation

Notes to Consolidated Financial Statements
December 31, 2004, 2003, and 2002

Note 16 — Parent-only Condensed Financial Information (Continued)

The condensed statement of cash flows for the years ended December 31, 2004, 2003, and 2002 (000s omitted) is as follows:

	2004	2003	2002

Cash Flows from Operating Activities
Net income	$1,277	$1,468	$801
Adjustments to reconcile net income to net cash
from operating activities:
Income from subsidiary	(1,456)	(1,493)	(797)
Amortization/(Accretion) on securities	21	-	-
Loss on sale of available-for-sale securities	18	-	-
Increase in interest receivable and other	(99)	(111)	-
Decrease (Increase) in receivable from subsidiary	-	4	(4)
Increase in accounts payable and other	-	1	-

Net cash used in operating activities	(239)	(131)	-

Cash Flows from Investing Activities
Investment in subsidiary	(849)	(27)	-
Proceeds from sale/paydown of available-for-sale securities	2,588	-	-
Purchase of available-for-sale securities	(2,992)	(2,007)	-
Investment in Capital Trust subsidiary	-	(24)	-

Net cash used in investing activities	(1,253)	(2,058)	-

Cash Flows from Financing Activities
Issuance of stock	50	92	10
Proceeds from notes payable	-	4,024	-

Net cash provided by financing activities	50	4,116	10

Net Increase (Decrease) in Cash and Cash Equivalents	(1,442)	1,927	10

Cash and Cash Equivalents - Beginning of year	1,938	11	1

Cash and Cash Equivalents - End of year	$496	$1,938	$11

APPENDIX B

CLARKSTON FINANCIAL CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

        1.        Purpose. The purpose of the Clarkston Financial Corporation Employee Stock Purchase Plan (the “Plan”) is to provide employees of Clarkston Financial Corporation (the “Company”) and the Company’s subsidiaries with a further inducement to continue their employment with the Company and to encourage such employees to increase their efforts to promote the best interests of the Company by permitting them to purchase shares of common stock, no par value per share (the “Shares”) of the Company, at a price less than the market price, under such circumstances that the purchase qualifies as the exercise of an option granted under an employee stock purchase plan, as defined by Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

        2.        Administration. The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the “Committee”). The Committee shall consist of not less than three (3) members who are not eligible to participate in the Plan. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee shall be filled by the Board of Directors. The Committee may establish from time to time such regulations, provisions and procedures, within the terms of the Plan, as in the opinion of its members may be advisable in the administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan shall be final and conclusive. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability, or expense imposed or incurred in connection with such person’s or the Committee’s taking or failing to take any action under the Plan. Each such person may rely on information furnished in connection with the Plan’s administration by any appropriate person or persons.

        3.        Eligibility. Participation under the Plan shall be open to all active employees (the “Eligible Employees”) of the Company or a subsidiary of the Company except: (a) employees who have not been continuously employed by the Company or a subsidiary of the Company on a full-time basis for at least 12 months at the beginning of an Option Period (as hereinafter defined); (b) employees whose customary employment by the Company or a subsidiary of the Company is for less than 20 hours per week; and (c) employees whose customary employment is less than five months in a calendar year. The exceptions providing that certain active employees are not Eligible Employees shall be interpreted in the Company’s discretion and the Company may provide that once an active employee is an Eligible Employee that such person will remain an Eligible Employee as long as he or she remains an employee. No option rights shall be granted under the Plan to any person who is not an Eligible Employee, and no Eligible Employee shall be granted option rights under the Plan: (a) if such employee, immediately after receiving the grant of such option rights under the Plan, owns (under the rules of Section 423(b)(3) and 424(d) of the Code) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company; or (b) which permit such employee to purchase Shares under this Plan and any other employee stock purchase plan of the Company (but not an incentive stock option plan) at option prices aggregating more than Twenty Thousand Dollars ($20,000) of the purchase price of the shares (determined at the time the respective options are granted) in any one calendar year and, notwithstanding anything to the contrary, in no event may such option rights accrue at a rate which exceeds that permitted by Section 423(b) (8) of the Code.

        4.        Shares Available for Plan. Purchases of Shares pursuant to this Plan may be made out of the Company’s presently or hereafter authorized but unissued Shares, or from outstanding Shares, or partly out of each, as determined by the Board of Directors. The maximum number of Shares which may be purchased under the Plan is fifty thousand (50,000) Shares, subject, however, to adjustment as hereinafter set forth. In the event the Company shall, at any time after the effective date of the Plan, change its issued Shares into an increased number of Shares, with or without par value, through a stock dividend or stock split, or into a decreased number of Shares, with or without par value, through a combination of Shares, then effective with the record date for such change, the maximum number of Shares which thereafter may be purchased under the Plan shall be the maximum number of Shares which, immediately prior to such record date, remained available for purchase under the Plan, proportionately increased, in the case of such stock dividend or split, or proportionately decreased, in the case of such combination of Shares. In the event of any other change affecting Shares, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

        5.        Effective Dates. This Plan shall become effective on February 18, 2005, provided that the Plan is subsequently approved, at a duly called meeting (or any adjournment thereof) of the shareholders of the Company not later than the first anniversary of adoption of the Plan by the Board of Directors. The first “Option Period” under the Plan shall commence on July 1, 2005, and end on September 30, 2005. Thereafter, as long as the Plan remains in effect, a new “Option Period” shall commence on the first day of each calendar quarter year and end on the last day of each such calendar quarter year.

        6.        Participation. An employee of the Company or a subsidiary of the Company who is an Eligible Employee at or prior to the first day of any Option Period may become a Participant as of such date by at least seven (7) days prior to such date, completing and delivering a payroll deduction Authorization Form (the “Authorization”) to the Company’s payroll department. The Authorization will direct a regular payroll deduction from the Participant’s compensation to be made on each of the Participant’s pay dates occurring during each Option Period in which he or she is a Participant.

        7.        Payroll Deductions. The Company or the appropriate subsidiary of the Company will maintain payroll deduction accounts for all employees who are Participants and who have filed Authorizations for Payroll Deduction. Payments made by Participants shall be credited to the Participant’s Stock Purchase Account (the “Purchase Account”). No amounts other than payroll deductions authorized under this Plan may be credited to a Participant’s Purchase Account. Subject to Section 3 above, a Participant may authorize a payroll deduction in any amount not less than Ten Dollars ($10) for each pay period, but not more than a maximum of fifteen percent (15%) of the Participant’s regular wages (not including any bonuses), before withholding or other deduction, with respect to which payments are to be made to him or her by the Company on such pay date. In no event shall payments of any kind for credit to a Purchase Account by or on behalf of any Participant aggregate more than Ten Thousand Dollars ($10,000) by payroll deduction in any calendar year.

        8.        Changes in Payroll Deduction. Payroll deductions shall be made for each Participant in accordance with the Participant’s Authorization and shall continue until the Participant’s participation terminates, the Authorization is revised or revoked, or the Plan terminates. A Participant may, as of the beginning of any Option Period, increase or decrease the Participant’s payroll deduction within the limits specified in Section 7 by filing a new Authorization at least seven (7) days prior to the beginning of such Option period.

        9.        Termination of Participation-Withdrawal of Funds. A Participant may for any reason and at any time, on written notice given to the Company prior to the Participant’s last pay date in any Option Period, elect to terminate his or her participation in the Plan and permanently draw out the balance accumulated in his or her Purchase Account. Upon any such termination by a Participant, he or she shall cease to be a Participant, his or her Authorization shall be revoked effective upon receipt, and the amount to his or her credit in his or her Purchase Account (exclusive of accounts payable in respect of the exercise of any option to purchase Shares theretofore granted under the Plan), as well as any unauthorized payroll deductions made after such revocation, shall be promptly refunded in cash to the former Participant. An Eligible Employee who has thus terminated participation in the Plan may thereafter begin participation in the Plan again only after the expiration of three of the Company’s full fiscal quarters after such termination and withdrawal of funds occurred. Partial withdrawals of funds shall not be permitted.

        10.        Purchase of Shares. During each Option Period while this Plan remains in effect, each Participant shall be granted an option as of the last business day of such Option Period for the purchase of as many full Shares, but not less than one (1) full share, as may be purchased with the funds in his or her Purchase Account. This election shall be automatically made as provided in this Section unless the Participant terminates participation as provided in Section 9. The purchase price for each Share purchased shall be ninety-five percent (95%) of the fair market value of a Share on the last day of the Option Period (the “Purchase Date”), where fair market value means the closing sale price reported on the OTC Bulletin Board on the Purchase Date or on such other stock exchange or quotation system on which the Shares are then listed or quoted. If such percentage results in a fraction of a cent, the purchase price shall be increased to the next higher full cent. If, as of each Purchase Date, the Participant’s Purchase Account contains sufficient funds to purchase at least one (1) or more full Share(s), the Participant shall be deemed to have exercised an option to purchase any such Share(s) at the purchase price; the Participant’s Purchase Account shall be charged for the amount of the purchase; and an entry shall be made to the Participant’s account. As of each subsequent Purchase Date when sufficient funds have again accrued in the Participant’s Purchase Account to purchase one (1) or more Share(s), Share(s) will be purchased in the same manner. Any balance remaining in a Participant’s Purchase Account after a Purchase Date will be carried forward into the following Option Period. Notwithstanding the foregoing, any balance remaining in a Purchase Account at the termination of the Plan will be automatically refunded to the Participant in accordance with Section 17.

        11.        Registration of Certificates. Upon the request of a Participant during participation in the Plan, and upon a Participant’s termination of participation, a stock certificate representing the full number of shares of Stock owned by such Participant under the Plan shall be issued and delivered to the Participant. Fractional share interests shall be paid in cash to the Participant. Certificates may be registered only in the name of the Participant or the names of the Participant and his or her spouse.

        12.        Rights as a Shareholder. None of the rights or privileges of a shareholder of the Company shall exist with respect to Shares purchased under this Plan unless and until certificates representing such Shares shall have been issued.

        13.        Rights on Retirement, Death or Termination of Employment. In the event of a Participant’s retirement, death or termination of employment, no payroll deduction shall be taken from any pay due and owing to a Participant at such time, and the balance in the Participant’s Purchase Account shall be paid to the Participant or, in the event of the Participant’s death, to the Participant’s estate.

        14.        Rights Not Transferable. Rights under this Plan are not transferable by a Participant and are exercisable only by the Participant during his or her lifetime.

        15.        Application of Funds. All funds received or held by the Company under this Plan may be commingled with other funds and may be used by the Company for any corporate purpose.

        16.        Amendment of the Plan. The Board of Directors of the Company may at any time, or from time to time, amend this Plan in any respect, except that, without the approval of the Company’s shareholders, no amendment shall be made: (a) increasing the number of Shares approved for this Plan (other than as provided in Section 4); (b) decreasing the Purchase Price per Share; (c) changing the eligibility requirements for participation in this Plan; or (d) which would render options granted under the Plan unqualified for special tax treatment under the Code.

        17.        Termination of the Plan. Unless sooner terminated as hereinafter provided, this Plan shall terminate on February 18, 2015. The Company may, by action of its Board of Directors, terminate the Plan at any time. Notice of termination shall be given to all then Participants, but any failure to give such notice shall not impair the termination. Upon termination of the Plan, all amounts in Purchase Accounts of Participants shall be promptly refunded.

        18.        Governmental Regulations. The Company’s obligation to sell and deliver Shares under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares. If, at any time, Shares deliverable hereunder are required to be registered or qualified under any applicable law, or delivery of such Shares is required to be accompanied or preceded by a prospectus or similar circular, delivery of certificates for such Shares may be deferred for a reasonable time until such registrations or qualifications are effected or such prospectus or similar circular is available.

CERTIFICATION

        The foregoing Plan was duly adopted by the Board of Directors on the 18th day of February, 2005, subject to approval by the Company’s shareholders.

/s/ Bruce McIntyre —————————————— Bruce McIntyre Secretary Clarkston Financial Corporation

SHAREHOLDER INFORMATION

Notice of Annual Meeting

        The Company’s Annual Meeting of Shareholders will be held at 10:00 a.m. on May 10, 2005 at Deer Lake Racquet Club, 6167 White Lake Road, Clarkston, Michigan 48346.

Transfer Agent and Registrar

        Continental Stock Transfer & Trust Company serves as the transfer agent and registrar of the Company’s Common Stock. Their address is 17 Battery Place, 8th Floor, New York, New York 10004 (telephone 212-509-4000)

Market Makers

        The Company had three market makers at December 31, 2004: Hilliard Lyons, Fahnestock & Co. Inc., and Howe Barnes Investments, Inc.

Executive Officers and Directors

        Executive Officers:

Edwin Adler, Chairman of the Company and the Bank
Bruce H. McIntyre, Secretary of the Company
Dawn M. Horner, President and Chief Executive Officer of the Bank
J. Grant Smith, Chief Operating Officer and Chief Financial Officer
of the Company and the Bank

        Directors:

Edwin L. Adler, Director of the Company and the Bank
Louis D. Beer, Director of the Company and the Bank
William J. Clark, Director of the Company and the Bank
Heather Coats, Director of the Bank
Charles L. Fortinberry, Director of the Company
Thomas E. Kimble, Director of the Company and the Bank
Bruce H. McIntyre, Director of the Company and the Bank
Lee McNew, Director of the Bank
Dennis Ritter, Director of the Bank
Ken Rogers, Director of the Bank
Ted J. Simon, Director of the Bank
John H. Welker, Director of the Company and the Bank

Dear Shareholder,

        We invite you to attend the 2005 Annual Meeting of Shareholders. This year’s meeting will be held on Tuesday, May 10, 2005, at 10:00 a.m., at Deer Lake Racquet Club, 6167 White Lake Road, Clarkston, Michigan 48346.

Sincerely, /s/ Edwin L. Adler Edwin L. Adler Chief Executive Officer

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CLARKSTON FINANCIAL CORPORATION

        The undersigned appoints David Blossey and Mark Murvay, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Clarkston Financial Corporation held of record by the undersigned at the close of business on March 15, 2005 at the 2005 Annual Meeting of Shareholders of Clarkston Financial Corporation to be held on May 10, 2005 or at any adjournment hereof.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please mark your votes like this [ X ]
1. ELECTION OF CLASS I DIRECTORS: (To withhold authority to vote for any individual nominee strike a line through that nominee's name in the list below)	FOR [ ]	WITHHOLD AUTHORITY [ ]	2. To approve the Clarkston Financial Corporation Employee Stock Purchase Plan	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
01 Louis D. Beer and 02 William J. Clark			3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.